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                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

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                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG

                            DEVON ENERGY CORPORATION,

                             DEVON NEWCO CORPORATION

                                       AND

                               OCEAN ENERGY, INC.

                          DATED AS OF FEBRUARY 23, 2003

                          AGREEMENT AND PLAN OF MERGER

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                                TABLE OF CONTENTS


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ARTICLE 1             THE MERGER.................................................................................1

         Section 1.1           THE MERGER........................................................................1

         Section 1.2           THE CLOSING.......................................................................1

         Section 1.3           EFFECTIVE TIME....................................................................2

         Section 1.4           CERTIFICATE OF INCORPORATION......................................................2

         Section 1.5           BYLAWS............................................................................2

         Section 1.6           BOARD OF DIRECTORS OF SURVIVING CORPORATION.......................................2

         Section 1.7           BOARD OF DIRECTORS OF PARENT......................................................2

         Section 1.8           EXECUTIVE OFFICERS OF PARENT......................................................3

ARTICLE 2             CONVERSION OF COMPANY SHARES...............................................................3

         Section 2.1           EFFECT ON CAPITAL STOCK...........................................................3

         Section 2.2           EXCHANGE OF CERTIFICATES FOR SHARES...............................................4

         Section 2.3           APPRAISAL RIGHTS..................................................................7

         Section 2.4           ADJUSTMENTS.......................................................................7

ARTICLE 3             REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................8

         Section 3.1           EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY.....................................8

         Section 3.2           AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS..................................8

         Section 3.3           CAPITALIZATION....................................................................8

         Section 3.4           SIGNIFICANT SUBSIDIARIES..........................................................9

         Section 3.5           NO VIOLATION......................................................................9

         Section 3.6           NO CONFLICT......................................................................10

         Section 3.7           SEC DOCUMENTS....................................................................11

         Section 3.8           LITIGATION AND LIABILITIES.......................................................11

         Section 3.9           ABSENCE OF CERTAIN CHANGES.......................................................12

         Section 3.10          TAXES............................................................................12

         Section 3.11          EMPLOYEE BENEFIT PLANS...........................................................13

         Section 3.12          LABOR MATTERS....................................................................15

         Section 3.13          ENVIRONMENTAL MATTERS............................................................16

         Section 3.14          INTELLECTUAL PROPERTY............................................................17
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         Section 3.15          TITLE TO PROPERTIES..............................................................18

         Section 3.16          INSURANCE........................................................................18

         Section 3.17          NO BROKERS.......................................................................18

         Section 3.18          OPINION OF FINANCIAL ADVISOR.....................................................18

         Section 3.19          CONTRACTS; DEBT INSTRUMENTS......................................................19

         Section 3.20          VOTE REQUIRED....................................................................20

         Section 3.21          CERTAIN APPROVALS................................................................20

         Section 3.22          CERTAIN CONTRACTS................................................................20

         Section 3.23          RIGHTS AGREEMENT.................................................................20

ARTICLE 4             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...................................21

         Section 4.1           EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY....................................21

         Section 4.2           AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS.................................21

         Section 4.3           CAPITALIZATION...................................................................21

         Section 4.4           SIGNIFICANT SUBSIDIARIES.........................................................22

         Section 4.5           NO VIOLATION.....................................................................23

         Section 4.6           NO CONFLICT......................................................................23

         Section 4.7           SEC DOCUMENTS....................................................................24

         Section 4.8           LITIGATION AND LIABILITIES.......................................................25

         Section 4.9           ABSENCE OF CERTAIN CHANGES.......................................................25

         Section 4.10          TAXES............................................................................26

         Section 4.11          EMPLOYEE BENEFIT PLANS...........................................................26

         Section 4.12          LABOR MATTERS....................................................................28

         Section 4.13          ENVIRONMENTAL MATTERS............................................................29

         Section 4.14          INTELLECTUAL PROPERTY............................................................30

         Section 4.15          TITLE TO PROPERTIES..............................................................30

         Section 4.16          INSURANCE........................................................................31

         Section 4.17          NO BROKERS.......................................................................31

         Section 4.18          OPINION OF FINANCIAL ADVISOR.....................................................31
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         Section 4.19          CONTRACTS; DEBT INSTRUMENTS......................................................31

         Section 4.20          VOTE REQUIRED....................................................................32

         Section 4.21          CERTAIN CONTRACTS................................................................32

         Section 4.22          RIGHTS AGREEMENT.................................................................32

ARTICLE 5             COVENANTS.................................................................................33

         Section 5.1           CONDUCT OF BUSINESS..............................................................33

         Section 5.2           NO SOLICITATION BY THE COMPANY...................................................39

         Section 5.3           NO SOLICITATION BY PARENT........................................................41

         Section 5.4           MEETINGS OF STOCKHOLDERS.........................................................42

         Section 5.5           FILINGS; REASONABLE BEST EFFORTS.................................................44

         Section 5.6           INSPECTION.......................................................................45

         Section 5.7           PUBLICITY........................................................................46

         Section 5.8           REGISTRATION STATEMENT...........................................................46

         Section 5.9           LISTING APPLICATION..............................................................47

         Section 5.10          INTENTIONALLY OMITTED............................................................47

         Section 5.11          AGREEMENTS OF AFFILIATES.........................................................47

         Section 5.12          EXPENSES.........................................................................47

         Section 5.13          INDEMNIFICATION AND INSURANCE....................................................47

         Section 5.14          EMPLOYEE BENEFITS................................................................49

         Section 5.15          REORGANIZATION...................................................................52

         Section 5.16          DIVIDENDS........................................................................52

ARTICLE 6             CONDITIONS................................................................................52

         Section 6.1           CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.......................52

         Section 6.2           CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER.....................53

         Section 6.3           CONDITIONS TO OBLIGATION OF PARENT TO EFFECT THE MERGER..........................54

ARTICLE 7             TERMINATION...............................................................................55

         Section 7.1           TERMINATION BY MUTUAL CONSENT....................................................55

         Section 7.2           TERMINATION BY PARENT OR THE COMPANY.............................................55
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         Section 7.3           TERMINATION BY THE COMPANY.......................................................55

         Section 7.4           TERMINATION BY PARENT............................................................56

         Section 7.5           EFFECT OF TERMINATION............................................................57

         Section 7.6           EFFECT OF VOTE...................................................................59

ARTICLE 8             GENERAL PROVISIONS........................................................................59

         Section 8.1           SURVIVAL.........................................................................59

         Section 8.2           NOTICES..........................................................................60

         Section 8.3           ASSIGNMENT; BINDING EFFECT; BENEFIT..............................................61

         Section 8.4           ENTIRE AGREEMENT.................................................................61

         Section 8.5           AMENDMENTS.......................................................................62

         Section 8.6           GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL................................62

         Section 8.7           COUNTERPARTS.....................................................................62

         Section 8.8           HEADINGS.........................................................................62

         Section 8.9           INTERPRETATION...................................................................63

         Section 8.10          WAIVERS..........................................................................63

         Section 8.11          SEVERABILITY.....................................................................63

         Section 8.12          ENFORCEMENT OF AGREEMENT; LIMITATION ON DAMAGES..................................64

         Section 8.13          OBLIGATION OF MERGER SUB.........................................................64

         Section 8.14          EXTENSION; WAIVER................................................................64
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         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of
February 23, 2003, is among Devon Energy Corporation, a Delaware corporation
("Parent"), Devon NewCo Corporation, a Delaware corporation and a direct and wholly owned subsidiary of Parent ("Merger Sub"), and Ocean Energy, Inc., a
Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have determined that the merger of Merger Sub with and into the Company (the "Merger"), in the manner contemplated herein, is advisable and in the best interests of their respective corporations and stockholders, and, by resolutions duly adopted, have approved this Agreement;

         WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and

         WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                   THE MERGER

         Section 1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. The Company (sometimes hereinafter referred to as the "Surviving Corporation") shall be the surviving corporation in the Merger and shall be a wholly owned subsidiary of Parent. The Merger shall have the effects specified in the Delaware General Corporation Law ("DGCL"). At the election of Parent, any direct wholly owned subsidiary of Parent may be substituted for Merger Sub as a constituent corporation in the Merger at any time prior to the meetings of each of the Company's and the Parent's stockholders contemplated by Section 5.4 so long as such substitution does not delay either such meeting.

         Section 1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Mayer, Brown, Rowe & Maw, 700 Louisiana Street, Houston, Texas 77002, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in
Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions) shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Parent and the Company may agree in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."



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         Section 1.3 EFFECTIVE TIME. If all the conditions to the Merger set forth in Article 6 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 7, on the Closing Date, a certificate of merger (the "Certificate of Merger") meeting the requirements of Section 251 of the DGCL shall be properly executed and filed with the Secretary of State of the State of Delaware. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time that the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

         Section 1.4 CERTIFICATE OF INCORPORATION. At the Effective Time, the certificate of incorporation of the Company shall be amended to read as set forth in Exhibit A attached hereto, and as so amended shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

         Section 1.5 BYLAWS. The bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

         Section 1.6 BOARD OF DIRECTORS OF SURVIVING CORPORATION. The Board of Directors of the Surviving Corporation shall consist of the Board of Directors of Merger Sub, as it existed immediately prior to the Effective Time, until changed in accordance with applicable law. Each of the members of the Board of Directors of the Company shall tender his or her resignation as a director of the Company, to be effective at the Effective Time.

         Section 1.7 BOARD OF DIRECTORS OF PARENT. At the Effective Time, the Board of Directors of Parent shall consist of such number of persons as may be determined by Parent. If the Board of Directors of Parent is to consist of 13 directors at the Effective Time, Parent shall, except as provided otherwise in this Section 1.7, cause the four persons from the Company's Board of Directors designated in writing by the Company no later than March 10, 2003 to be appointed to the Board of Directors of Parent at the Effective Time; provided, however, that if the Board of Directors of Parent will consist of more or less than 13 directors immediately after the Effective Time, then Parent shall cause a number of persons designated in writing by the Company (and from the Company's Board of Directors as existing on the date hereof) equal to four-thirteenths of the total number of directors (rounded upward to the nearest whole number) to be included on the Board of Directors of Parent at the Effective Time. The persons designated by the Company for inclusion on the Board of Directors of Parent pursuant to this Section 1.7 are referred to herein as the "Company Designees". Parent shall notify the Company if the number of directors constituting the Board of Directors at the Effective Time will be more or less than 13 directors. If the number of directors to be designated by the Company pursuant to this
Section 1.7 is less than four, then Parent shall cause the Company Designees to be appointed in the order designated by the Company. If the number of directors to be designated by the Company pursuant to this Section 1.7 is greater than four directors, the Company shall provide Parent with written notice of the additional individuals designated to serve as Company Designees. The Company shall provide Parent the information concerning each Company Designee that would be required to be included in a proxy statement under Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If



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Parent determines in its sole discretion that any Company Designee is unacceptable to Parent, Parent and the Company will agree upon a substitute Company Designee from the Company's Board of Directors as soon as practicable and in any event prior to the mailing of the Proxy Statement/Prospectus (as defined in Section 5.8). The Company Designees shall be allocated as evenly as possible among the different classes of Parent directors, but otherwise at Parent's discretion; provided, however, that, in the event there are four or more Company Designees and except as provided in the following sentence, the term of one Company Designee may expire at Parent's annual meeting held in 2004 and the terms of the remaining Company Designees shall expire at Parent's annual meeting held in 2005 and 2006. If the Effective Time occurs prior to Parent's annual meeting held in 2003, the Company Designee(s) who would have been appointed to a term expiring at Parent's annual meeting held in 2006 under the immediately preceding sentence shall instead be appointed to a term expiring at Parent's annual meeting held in 2003 and shall be nominated for election at that meeting to a term expiring at Parent's annual meeting held in 2006.

         Section 1.8 EXECUTIVE OFFICERS OF PARENT. At the Effective Time, the Executive Officers of Parent shall include Larry J. Nichols, who shall serve as Chairman of the Board and Chief Executive Officer, and James T. Hackett, who shall serve as President and Chief Operating Officer (in each case assuming he is willing and able to serve).

                                    ARTICLE 2
                          CONVERSION OF COMPANY SHARES

         Section 2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, the Merger shall have the following effects on the capital stock of the Company and Merger Sub, without any action on the part of the holder of any capital stock of the Company or Merger Sub:

         (a) Conversion of the Company Common Shares. Subject to the provisions of this Section 2.1, each share of Common Stock, $0.10 par value per share, of the Company (each a "Company Common Share" and collectively the "Company Common Shares") issued and outstanding immediately prior to the Effective Time (but not including any Company Common Shares that are owned (i) by Parent, Merger Sub or any other direct or indirect Subsidiary of Parent or (ii) by the Company or any direct or indirect Subsidiary of the Company (the "Excluded Company Shares")) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 0.414 of a share (the "Exchange Ratio") of Parent Common Stock (the "Merger Consideration"). "Parent Common Stock" shall mean the common stock, par value $0.10 per share, of Parent.

         (b) Company Preferred Shares. Each share of Series B Convertible Preferred Stock, $1.00 par value per share, of the Company (each, a "Company Preferred Share," and collectively the "Company Preferred Shares;" and, together, the Company Common Shares and the Company Preferred Shares are collectively referred to herein as the "Company Shares"), other than Appraisal Shares (as defined in Section 2.3), issued and outstanding immediately prior to the Effective Time shall remain outstanding as one share of Series B Convertible Preferred Stock, par value $1.00 per share, of the Surviving Corporation. From and after the Effective Time, all shares of the Series B Convertible Preferred Stock of the Surviving Corporation then outstanding shall be convertible into Parent Common Stock instead of Company Common Shares in



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accordance with the terms of the certificate of designations governing such series, giving effect to the Exchange Ratio.

         (c) Cancellation of Excluded Company Shares. Each Excluded Company Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, no longer be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

         (d) Merger Sub. At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation, and the Surviving Corporation shall thereby become a wholly owned subsidiary of Parent.

         (e) Stock Options; Employee Benefit Plans. At the Effective Time, all Stock Options (as defined in Section 5.14) outstanding at the Effective Time under each Company Plan (as defined in Section 3.11) shall be assumed by Parent in accordance with Section 5.14.

         Section 2.2 EXCHANGE OF CERTIFICATES FOR SHARES.

         (a) Exchange Procedures. At or prior to the Effective Time, Parent shall deposit with such party as may be reasonably satisfactory to Parent and the Company (the "Exchange Agent"), in trust for the benefit of the holders of Company Common Shares, certificates representing shares of Parent Common Stock required to effect the conversion of the Company Common Shares into the Merger Consideration pursuant to Section 2.1(a) (including shares of Parent Common Stock that are needed with respect to fractional shares as contemplated by
Section 2.2(d)). Parent shall make sufficient funds available to the Exchange Agent from time to time as needed to pay cash in respect of dividends or other distributions in accordance with Section 2.2(b). Promptly after the Effective Time, but in no event later than three business days following the Closing Date, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of a certificate representing Company Common Shares (each a "Certificate") (other than holders of a Certificate in respect of Excluded Company Shares) (i) a letter of transmittal specifying that delivery of the Certificates shall be effected, and that risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, such letter of transmittal to be in such form and to have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for exchanging the Certificates and receiving the Merger Consideration to which such holder shall be entitled pursuant to Section 2.1(a). Subject to Section 2.2(g), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to Section 2.1(a) and (ii) a check in the aggregate amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares determined in accordance with Section 2.2(d) plus (B) any cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Section 2.2. The Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable (for fractional shares, dividends or otherwise) upon surrender of any Certificate. In the event of a transfer of ownership of Company Common Shares that



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occurred prior to the Effective Time, but is not registered in the transfer records of the Company, the Merger Consideration may be issued and/or paid to such a transferee if the Certificate formerly representing such Company Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the reasonable satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

         (b) Distributions with Respect to Unexchanged Shares. Whenever a dividend or other distribution is declared by Parent in respect of Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Parent Common Stock issuable pursuant to this Agreement. No dividends or other distributions so declared in respect of such Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued or paid, less the amount of any withholding taxes that may be required thereon, to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange for such Certificate, without interest,
(i) at the time of such surrender, the dividends or other distributions with a record date that is at or after the Effective Time and a payment date on or prior to the date of surrender of such whole shares of Parent Common Stock and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date at or after the Effective Time but with a payment date subsequent to surrender. No interest shall be payable with respect to any amounts to be paid under this Section 2.2. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

         (c) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Company Common Shares that were outstanding immediately prior to the Effective Time.

         (d) Fractional Shares.

                  (i) No certificates or scrip representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates or upon conversion of shares, and such fractional share interest shall not entitle the owner thereof to vote or to any rights of a shareholder of Parent.

                  (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the aggregate number of shares of Parent Common Stock that would be distributed to holders of the Certificates pursuant to Section 2.1(a) if no effect were given to Section 2.2(d)(i) over (B) the aggregate number



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         of whole shares of Parent Common Stock to be distributed to holders of the Certificates pursuant Section 2.1(a) taking into account the effect of Section 2.2(d)(i) (such excess, the "Excess Shares"). As soon as practicable after the Effective Time, the Exchange Agent, as agent for the holders of the Certificates, shall sell the Excess Shares at then-prevailing prices on the American Stock Exchange ("AMEX"), all in the manner provided in Section 2.2(d)(iii).

                  (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the AMEX and shall be executed in round lots to the extent practicable. The Surviving Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. Until the proceeds of such sale or sales have been distributed to the holders of the Certificates (or paid to Parent pursuant to Section 2.2(e)), the Exchange Agent shall hold such proceeds in trust for the holders of the Certificates (the "Common Stock Trust"). The Exchange Agent shall determine the portion of the Common Stock Trust to which each holder of a Certificate shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Stock Trust by a fraction, the numerator of which is the amount of the fractional share interest in the Parent Common Stock to which such holder of a Certificate is entitled and the denominator of which is the aggregate amount of fractional share interests in the Parent Common Stock to which all holders of the Certificates are entitled. Parent shall comply with the provisions of Rule 236(c) under the Securities Act of 1933, as amended (the "Securities Act").

                  (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates in lieu of any fractional share interests, the Exchange Agent shall make available such amounts, without interest, to such holders of Certificates that have surrendered their Certificates in accordance with this Section 2.2.

         (e) Termination of Exchange Period; Unclaimed Merger Consideration. Any shares of Parent Common Stock, any portion of the Common Stock Trust and any portion of the cash, dividends or other distributions with respect to the Parent Common Stock deposited by Parent with the Exchange Agent (including the proceeds of any investments thereof) that remain unclaimed by the former stockholders of the Company one year after the Effective Time shall be transferred to Parent. Any former stockholders of the Company who have not theretofore complied with this Section 2.2 shall thereafter be entitled to look only to Parent for payment of their Merger Consideration and any cash, dividends and other distributions in respect thereof issuable and/or payable pursuant to Section 2.1, Section 2.2(b) and Section 2.2(d) upon due surrender of their Certificates, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Company Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. If any Certificate shall not have been surrendered immediately prior to the date on which any Merger Consideration would escheat to or become the property of any governmental entity, any such Merger Consideration shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.



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         (f) Lost, Stolen or Destroyed Certificates. In the event any
Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and if Parent believes that the Person providing the indemnity is sufficiently creditworthy, the making of a reasonable undertaking to indemnify Parent or the Company, or, if Parent does not so believe, the posting by such Person of a bond in the form customarily required by Parent to indemnify against any claim that may be made against it with respect to such Certificate, Parent will issue the shares of Parent Common Stock and the Exchange Agent will distribute such Merger Consideration, dividends and other distributions in respect thereof issuable or payable in exchange for such lost, stolen or destroyed Certificate pursuant to Section 2.1, Section 2.2(b) and
Section 2.2(d), in each case, without interest. Any delivery or surrender for exchange of a Certificate pursuant to this Section 2.2 may be effected (in lieu of such delivery or exchange for surrender of a Certificate) by delivery of an affidavit together with an indemnity undertaking or indemnity bond in accordance with this Section 2.2(f).

         (g) Affiliates. Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any Rule 145 Affiliate (as determined pursuant to Section 5.11) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 5.11.

         Section 2.3 APPRAISAL RIGHTS. The parties hereto agree that, in accordance with Section 262 of the DGCL, no appraisal rights will be available to holders of Company Common Shares in connection with the Merger. Notwithstanding anything in this Agreement to the contrary, Company Preferred Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares (the "Appraisal Shares") pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall automatically be canceled and shall cease to exist or be outstanding, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease to exist and such Appraisal Shares shall remain outstanding as provided in Section 2.1(b). The Company shall serve prompt notice to Parent of any demands for appraisal of any Company Preferred Shares, and Parent shall have the right to participate in and, subject to applicable law, direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, settle or offer to settle, any such demands, or agree to do any of the foregoing.

         Section 2.4 ADJUSTMENTS. In the event that prior to the Effective Time, there shall have been declared or effected a stock split, reverse stock split, stock dividend or stock distribution (including any dividend, or distribution, of securities convertible into Company Common Shares or Parent Common Stock), reorganization, recapitalization, reclassification or similar event made with respect to the Company Common Shares or the Parent Common Stock, the Exchange Ratio shall be adjusted to reflect fully the appropriate effect of such event.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure letter delivered to Parent concurrently with the execution hereof (the "Company Disclosure Letter") or as disclosed with reasonable specificity in the Company Reports (as defined in Section 3.7), the Company represents and warrants to Parent that:

         Section 3.1 EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in Section 8.9). The Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of the Company's certificate of incorporation and bylaws previously made available to Parent are true and correct and contain all amendments as of the date hereof.

         Section 3.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by the Company of the transactions contemplated hereby has been duly authorized by all requisite corporate action, other than, with respect to the Merger, the adoption of this Agreement by the Company's stockholders. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         Section 3.3 CAPITALIZATION. The authorized capital stock of the Company consists of 520,000,000 Company Common Shares, and 10,000,000 Company Preferred Shares. As of February 20, 2003, there were (a) 177,405,787 Company Common Shares issued and outstanding, (b) 50,000 Company Preferred Shares issued and outstanding and (c) 19,661,271 Company Common Shares subject to outstanding employee and director stock options issued pursuant to the stock option plans of the Company described in the Company Disclosure Letter (the "Company Option Plans"), of which the weighted average exercise price was approximately $16.26 per share and (d) 1,500,000 unissued shares of preferred stock designated as Series A Junior Participating Preferred Stock ("Company Series A Preferred Stock"). All issued and outstanding Company Shares (i) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) were not issued in violation of the terms of any agreement or other understanding binding upon the Company and (iii) were issued in compliance with all applicable charter documents of the Company and all applicable federal and state securities laws, rules and regulations. As of the date hereof, one right to purchase Series A Junior Participating

Preferred Stock of the Company (each, a "Company Right") issued pursuant to the Amended and Restated Rights Agreement, dated December 12, 1997 (as amended, the "Company Rights Agreement"), between the Company and Fleet National Bank (f/k/a BankBoston, N.A.) is associated with and attached to each outstanding Company Common Share. Except (i) as set forth in this Section 3.3, (ii) for any Company Common Shares issuable upon conversion of Company Preferred Shares, (iii) for any Company Common Shares issued pursuant to the exercise of the options referred to in subsection (c) above, (iv) for options issued under the Company Option Plans after the date of this Agreement in compliance with Section 5.1(a) and Company Common Shares issued pursuant to the exercise of such options and
(v) for shares of Company Series A Preferred Stock and Company Common Shares issuable pursuant to the Company Rights, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, shareholder rights plan or similar instruments, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of the Company or any of its Subsidiaries. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

         Section 3.4 SIGNIFICANT SUBSIDIARIES. For purposes of this Agreement, "Significant Subsidiary" shall mean a significant subsidiary as defined in Rule 1-02 of Regulation S-X of the Exchange Act. Each of the Company's Significant Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the corporate, limited liability company or partnership power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims, preferential purchase rights or other rights, interests or encumbrances ("Liens"). Schedule 3.4 of the Company Disclosure Letter sets forth for each Significant Subsidiary of the Company, its name and jurisdiction of incorporation or organization.

         Section 3.5 NO VIOLATION. Neither the Company nor any of its Subsidiaries is, or has received notice that it would be with the passage of time, in violation of any term, condition or provision of (a) its charter documents or bylaws, (b) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or (c) any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the Company or any of its Subsidiaries or any of their respective properties or assets is subject, or is delinquent with respect to any report required to be filed with any governmental entity, except, in the case of matters described in clause (b) or
(c), as would not have or reasonably be expected to have, individually or in the aggregate, a Company

Material Adverse Effect. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the "Company Permits") and (ii) the Company and its Subsidiaries are in compliance with the terms of the Company Permits. No investigation by any governmental authority with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, other than those that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 3.6 NO CONFLICT.

         (a) Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the charter documents or bylaws of the Company; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to the Company or any of its Subsidiaries under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, Company Permit, lease, contract, agreement, joint venture or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to the Company or any of its Subsidiaries, except, in the case of matters described in clause (ii) or
(iii), as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (b) Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than (i) the filings provided for in Article 1 and (ii) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act, the Securities Act or applicable state securities and "Blue Sky" laws and applicable foreign competition or antitrust laws ((i) and (ii) collectively, the "Regulatory Filings"), except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (c) Other than as contemplated by Section 3.6(b), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of the Company's material contracts or leases or for the Company to consummate the transactions contemplated hereby, except where the failure to receive such consents or other certificates would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment from the Company or its Subsidiaries (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of the Company or any of its Subsidiaries under any Company Plan (as defined in Section 3.11) or otherwise;
(ii) increase any benefits otherwise payable under any Company Plan or otherwise; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         Section 3.7 SEC DOCUMENTS. The Company has made available to Parent each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by the Company with the Securities and Exchange Commission ("SEC") since January 1, 2001, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date hereof (collectively, the "Company Reports"), and the Company has filed all forms, reports and documents required to be filed by it with the SEC pursuant to relevant securities statutes, regulations, policies and rules since such time. As of their respective dates, the Company Reports (i) were prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and complied with the then applicable accounting requirements and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and stockholders' equity included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to such exceptions as may be permitted by Form 10-Q of the SEC), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

         Section 3.8 LITIGATION AND LIABILITIES. There are no actions, suits or proceedings pending against the Company or any of its Subsidiaries or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, court, board, bureau, agency or instrumentality, other than those that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against the Company or any of its Subsidiaries, other than those that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise, of the Company or any of its

Subsidiaries, other than those liabilities and obligations (a) that are disclosed in the Company Reports, (b) that have been incurred in the ordinary course of business since September 30, 2002, (c) related to expenses associated with the transactions contemplated by this Agreement or (d) that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 3.9 ABSENCE OF CERTAIN CHANGES. Since December 31, 2001, the Company has conducted its business only in the ordinary and usual course of business, and during such period there has not been (i) any event, condition, action or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) any material change by the Company or any of its Subsidiaries (viewed on a consolidated basis) in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, except for changes required by generally accepted accounting principles; (iii) any material damage, destruction, or loss to the business or properties of the Company and its Subsidiaries, taken as a whole, not covered by insurance; (iv) any declaration, setting aside or payment of any dividend (other than ordinary quarterly dividends of $0.04 per share on the Company Common Shares and ordinary semi-annual dividends of $32.50 per share on the Company Preferred Shares) or other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or any other acquisition by the Company of any such stock; (v) any change in the capital stock or in the number of shares or classes of the Company's authorized or outstanding capital stock (other than as a result of issuances under the Company Option Plans or exercises of options to purchase the Company Common Shares outstanding or issued as permitted hereunder pursuant to Section 5.1(a)(vi)); (vi) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business or (vii) any event, condition, action or occurrence that is prohibited on or after the date of this Agreement under
Section 5.1(a)(viii), (ix), (x), (xii), (xiii), (xv), (xvi), or (xx) of this Agreement.

         Section 3.10 TAXES.

         (a) Each of the Company, its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or, since January 1, 1991, was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis (taking into account any extensions of time to file before the date hereof) with appropriate governmental authorities all tax returns, statements, reports, declarations, estimates and forms ("Returns") required to be filed by or with respect to it, except to the extent that any failure to file would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (ii) duly paid or deposited in full on a timely basis or made adequate provisions in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all taxes required to be paid by it other than those being contested in good faith by the Company or a Subsidiary of the Company and except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (b) Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the federal income tax returns of the Company and each of its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") (or the applicable statutes of limitation for the assessment of federal income taxes for such periods have expired) for all periods; (ii) all deficiencies asserted as a result of any examinations of the Company and its Subsidiaries by any taxing authority have been paid fully, settled or adequately provided for in the financial statements contained in the Company Reports; (iii) as of the date hereof, neither the Company nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes of the Company or any of its Subsidiaries that will be outstanding as of the Effective Time; (iv) neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement; (v) there are no tax liens on any assets of the Company or its Subsidiaries except for (A) taxes not yet currently due and
(B) matters being contested by the Company in good faith for which adequate reserves are reflected in the financial statements; and (vi) neither the Company nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of section 280G of the Code.

         For purposes of this Agreement, "tax" or "taxes" means all federal, state, county, local, foreign or other net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, disability, capital stock, or windfall profits taxes, customs duties or other taxes, fees, assessments or governmental charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

         Section 3.11 EMPLOYEE BENEFIT PLANS.

         (a) For purposes of this Section 3.11, the Subsidiaries of the Company shall include any enterprise which, with the Company, forms or formed a controlled group of corporations, a group of trades or business under common control or an affiliated service group, within the meaning of section 414(b),
(c) or (m) of the Code.

         (b) All employee benefit plans, programs, arrangements and agreements covering active, former or retired employees of the Company and any of its Subsidiaries which provide material benefits to such employees, or as to which the Company or any Subsidiary has any material liability or material contingent liability, are listed on Schedule 3.11(b) of the Company Disclosure Letter (the "Company Plans").

         (c) The Company has made available to Parent a true, correct and complete copy of each of the Company Plans, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and record-keeping agreements, each as in effect on the date hereof. In the case of any Company Plan that is not in written form, Parent has been supplied with an accurate description of such Company Plan as in effect on the date hereof. A true, correct and complete copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and IRS determination letter with respect to each Company Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Company Plan have been made available to Parent. There have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied that would have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (d) All Company Plans comply in form and have been administered in operation in all material respects with all applicable requirements of law, excluding any deficiencies that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no event has occurred which will or could cause any such Company Plan to fail to comply with such requirements, excluding any deficiencies that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and no notice has been issued by any governmental authority questioning or challenging such compliance.

         (e) All required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof, excluding any deficiencies that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (f) To the extent applicable, the Company Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and any other applicable tax act and other laws, and any Company Plan intended to be qualified under section 401(a) of the Code has been determined by the IRS to be so qualified and nothing has occurred to cause the loss of such qualified status.

         (g) No Company Plan is covered by Title IV of ERISA or section 412 of the Code.

         (h) There are no pending or anticipated claims against or otherwise involving any of the Company Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of the Company Plan activities) has been brought against or with respect to any Company Plan.

         (i) Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur any liability under subtitle C or D of Title IV of ERISA with respect to any "single-employer plan," within the meaning of section 4001(a)(15) of ERISA, currently or formerly maintained by the Company, any Company Subsidiary or any entity which is considered one employer with the Company under section 4001 of ERISA.

         (j) Neither the Company nor any of its Subsidiaries has incurred or reasonably expects to incur any withdrawal liability under subtitle E of Title IV of ERISA with respect to any "multi-employer plan," within the meaning of section 4001(a)(3) of ERISA.

         (k) None of the assets of any Company Plan is invested in employer securities or employer real property.

         (l) There have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Company Plan that would have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (m) There have been no acts or omissions by the Company or any of its Subsidiaries which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company or any of its Subsidiaries may be liable that would reasonably be expected to result in a Company Material Adverse Effect.

         (n) Each Company Plan which constitutes a "group health plan" (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under sections 4980B and 414(t) of the Code or section 601 of ERISA, has been operated in material compliance with applicable law, including coverage requirements of sections 4980B of the Code, Chapter 100 of the Code and section 601 of ERISA to the extent such requirements are applicable.

         (o) Neither the Company nor any of its Subsidiaries has any liability or contingent liability for providing, under any Company Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code.

         (p) Obligations under the Company Plans are properly reflected in the financial statements of the Company.

         (q) There has been no act or omission that would impair the ability of the Parent or any of its Subsidiaries (or any successor thereto) to unilaterally amend or terminate any Company Plan.

         Section 3.12 LABOR MATTERS.

         (a) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.

         (b) Neither the Company nor any of its Subsidiaries is subject to a dispute, strike or work stoppage with respect to any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization to which it is a party or by which it is bound that would have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (c) To the Company's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries.

         Section 3.13 ENVIRONMENTAL MATTERS.

         (a) As used in this Agreement:

                  (i) "Environmental Laws" means any and all applicable laws, statutes, regulations, rules, orders, ordinances, legally enforceable directives, and rules of common law of any governmental entity pertaining to protection of human health (to the extent arising from exposure to Hazardous Materials) or the environment (including, without limitation, any natural resource damages or any generation, use, storage, treatment, disposal, release, threatened release, discharge, or emission of Hazardous Materials into the indoor or outdoor environment) in effect at the time of Closing;

                  (ii) "Hazardous Materials" means any (1) chemical, product, substance, waste, pollutant, or contaminant that is defined or listed as hazardous or toxic or that is otherwise regulated under any Environmental Law; (2) asbestos containing materials, whether in a friable or non-friable condition, polychlorinated biphenyls, naturally occurring radioactive materials or radon; and (3) any petroleum hydrocarbons, petroleum products, petroleum substances, crude oil, natural gas, and any components, fractions, or derivatives thereof;

                  (iii) "Environmental Permits" means any and all permits, registrations, licenses, consents, exemptions, variances, authorizations, and similar approvals required under Environmental Laws;

                  (iv) "Release" means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing;

                  (v) "Company Real Properties" means those real properties owned, leased, or otherwise operated by the Company or its Subsidiaries in connection with the performance of their respective businesses; and

                  (vi) "Offsite Non-Company Real Properties" means any real properties other than the Company Real Properties

         (b) Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

                  (i) The Company and its Subsidiaries and their respective operations, assets, businesses and Company Real Properties are and have been in compliance with all Environmental Laws and Environmental Permits;

                  (ii) All Environmental Permits required under Environmental Laws for operating the Company's and its Subsidiaries' assets, businesses, and Company Real Properties as they are currently being operated have been obtained and are currently in full force and effect and, to the Company's knowledge, there are no conditions or circumstances that would limit or preclude it or its Subsidiaries from renewing such Environmental Permits;

                  (iii) The Company and its Subsidiaries are not subject to any pending or, to the Company's knowledge, threatened claims, actions, suits, investigations, inquiries or proceedings under Environmental Laws and neither the Company nor its Subsidiaries have received written notice of alleged violations under applicable Environmental Laws with respect to their respective operations, assets, businesses, or Company Real Properties;

                  (iv) There have been no Releases of Hazardous Materials on, under or from the Company Real Properties and there are no investigations, remediations, removals, or monitorings of Hazardous Materials required under Environmental Laws at such properties;

                  (v) Neither the Company nor its Subsidiaries have received any written notice asserting an alleged liability or obligation under any Environmental Laws with respect to the investigation, remediation, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any Offsite Non-Company Real Properties and, to the knowledge of the Company, there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice;

                  (vi) There has been no exposure of any person or property to Hazardous Materials in connection with the Company's or its Subsidiaries' operations, assets, businesses, or Company Real Properties that would reasonably be expected to form the basis for a claim for damages or compensation; and

                  (vii) The Company and its Subsidiaries have made available to Parent complete and correct copies of all material environmental site assessment reports, studies, and correspondence on environmental matters (in each instance relevant to the Company or its Subsidiaries) that are in the Company's or its Subsidiaries' possession and relating to their respective operations, assets, businesses, or Company Real Properties.

         Neither the Company nor its Subsidiaries make any representation or warranty regarding compliance or failure to comply with, or any actual or contingent liability under, any Environmental Law, except as expressly set forth in this Section 3.13.

         Section 3.14 INTELLECTUAL PROPERTY. The Company and its Subsidiaries own or possess all necessary licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, free and clear of material Liens, except where the failure to own or possess such licenses and other rights would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing which would have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except in the ordinary course of business, neither the Company nor any of its Subsidiaries has granted to any other person any license to use any of the foregoing. The conduct of the Company's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in a way which would have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no infringement of any proprietary right owned by or licensed by or to the Company or any of its Subsidiaries in a way which would have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 3.15 TITLE TO PROPERTIES. Except for goods and other property sold, used or otherwise disposed of since September 30, 2002 in the ordinary course of business for fair value, as of the date hereof, the Company has defensible title for oil and gas purposes to all its properties, interests in properties and assets, real and personal, reflected in the Company's September 30, 2002 financial statements included in the Company Reports, free and clear of any Lien, except: (a) Liens reflected in the balance sheet of the Company as of September 30, 2002 included in the Company Reports; (b) Liens for current taxes not yet due and payable; and (c) such imperfections of title, easements and Liens that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All leases and other agreements pursuant to which the Company or any of its Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are in good standing, valid, and effective, except where the failure to be in good standing, valid or effective would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company or any of its Subsidiaries that would have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All significant operating equipment of the Company and its Subsidiaries is in good operating condition, ordinary wear and tear excepted. The Company has not received any material advance, take-or-pay or other similar payments that entitle purchasers of production to receive deliveries of hydrocarbons without paying therefor, and, on a net, company-wide basis, the Company is neither underproduced nor overproduced, in either case, to any material extent, under gas balancing or similar arrangements.

         Section 3.16 INSURANCE. The Company and its Subsidiaries maintain insurance coverage adequate and customary in the industry for the operation of their respective businesses (taking into account the cost and availability of such insurance).

         Section 3.17 NO BROKERS. The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Parent, Merger Sub or the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained Deutsche Banc Securities Inc. to act as its financial advisor in connection with the Merger and render the opinion referred to in Section 3.18, the terms of which (including the fees owed by the Company in connection therewith) have been disclosed in writing to Parent prior to the date hereof.

         Section 3.18 OPINION OF FINANCIAL ADVISOR. The Board of Directors of the Company has received the opinion of Deutsche Bank Securities Inc. to the effect that the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common

Shares (other than Parent and its Subsidiaries); it being understood and acknowledged by Parent that such opinion has been rendered for the benefit of the Board of Directors of the Company, and is not intended to, and may not, be relied upon by Parent, its affiliates or their respective Subsidiaries.

         Section 3.19 CONTRACTS; DEBT INSTRUMENTS.

         (a) Except for documents filed or listed as exhibits to the Company Reports filed since December 31, 2001, there are no contracts that are material to the business, properties, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole ("Company Material Contracts"). Neither the Company nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice or both would cause such a violation of or default under) any Company Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Material Contract is in full force and effect, and is a legal, valid and binding obligation of the Company or one of its Subsidiaries and, to the knowledge of the Company, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity and except where the failure of any Company Material Contract to be a legal, valid and binding obligation and enforceable in accordance with its terms would not have or reasonably be expected to have, individually or in the aggregate, a Company Adverse Effect. No condition exists or event has occurred which (whether with or without notice or lapse of time or both) would constitute a default by the Company or one of its Subsidiaries or, to the knowledge of the Company, any other party thereto under any Company Material Contract or result in a right of termination of any Company Material Contract, except for any condition or event that would not have or reasonably be expected to have, individually or in the aggregate, a Company Adverse Effect.

         (b) Set forth in Schedule 3.19(b) of the Company Disclosure Letter is, as of the date hereof, (i) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or its Subsidiaries in an aggregate principal amount in excess of $50,000,000 is outstanding or may be incurred, and
(ii) the respective principal amounts outstanding thereunder as of February 21, 2003.

         (c) Neither the Company nor any of its Subsidiaries has entered into any contract and there is no commitment, judgment, injunction, order or decree to which the Company or any of its Subsidiaries is a party or subject to that has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company or any of its Subsidiaries or any contract that may be terminable as a result of Parent's status as a competitor of any party to such contract, except, in each case, for any prohibition, impairment or termination right that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (d) The Company and James T. Hackett have executed (i) a third amendment to the employment agreement by and between the Company and James T. Hackett, initially effective as of September 16, 1998 (the "Employment Agreement"), in the form of Exhibit B attached hereto (the "Employment Agreement Amendment") and (ii) a second amendment to the severance agreement by and between the Company and James T. Hackett, initially effective as of August 25, 1998 (the "Severance Agreement"), in the form of Exhibit C attached hereto (the "Severance Agreement Amendment"), and each of the Employment Agreement, as amended by the Employment Agreement Amendment, and the Severance Agreement, as amended by the Severance Agreement Amendment, shall be effective at the Effective Time (it being understood that, prior to the Effective Time and only with the consent of each of Parent, the Company and James T. Hackett, the Company and James T. Hackett may enter into an employment agreement (the "New Employment Agreement") incorporating the terms of each of the Employment Agreement (as amended by the Employment Agreement Amendment) and the Severance Agreement (as amended by the Severance Agreement Amendment), which New Employment Agreement, if entered into as contemplated by this parenthetical, shall be effective as of the Effective Time).

         Section 3.20 VOTE REQUIRED. The affirmative vote of holders of a majority in interest of the voting power of the outstanding Company Shares (with the Company Preferred Shares voting on an as-converted basis), voting as a single class, is the only vote necessary to adopt this Agreement and the transactions contemplated hereby (as applied to this Agreement and the transactions contemplated hereby, the "Company Requisite Vote").

         Section 3.21 CERTAIN APPROVALS. The Company's Board of Directors has taken any and all necessary and appropriate action to render inapplicable to the Merger and the transactions contemplated by this Agreement the restrictions contained in Section 203 of the DGCL and any other "fair price," "moratorium," control share acquisition, interested shareholder or other similar antitakeover provision or regulation and any restrictive provision of any antitakeover provision in the certificate of incorporation or bylaws of the Company.

         Section 3.22 CERTAIN CONTRACTS. Neither the Company nor any of its Subsidiaries is a party to or bound by (i) any non-competition agreement or any other agreement or obligation which purports to limit the manner in which, or the localities in which, the current business of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, is conducted or (ii) any executory agreement or obligation which pertains to the acquisition or disposition of any asset, or which provides any third party any lien, claim or preferential right with regard thereto, except, in the case of this clause (ii), for such agreements or obligations that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 3.23 RIGHTS AGREEMENT. The Company has adopted an amendment to the Company Rights Agreement with the effect that (i) neither Parent nor Merger Sub shall be deemed to be an Acquiring Person (as defined in the Company Rights Agreement), the Distribution Date (as defined in the Company Rights Agreement) shall not be deemed to occur, and the Rights (as defined in the Company Rights Agreement) will not separate from the Company Common Shares, as a result of entering into this Agreement or consummating the Merger and/or the other transactions contemplated by this Agreement and (ii) the Rights will expire immediately prior to the Effective Time. The Company has made available to Parent a true and complete copy of the Company Rights Agreement, as amended to date.

                                   ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGER SUB

         Except as set forth in the disclosure letter delivered to the Company concurrently with the execution hereof (the "Parent Disclosure Letter") or as disclosed with reasonable specificity in the Parent Reports (as defined in Section 4.7), Parent and Merger Sub, jointly and severally, represent and warrant to the Company that:

         Section 4.1 EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in Section 8.9). Each of Parent and Merger Sub has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of each of Parent's and Merger Sub's certificate of incorporation and bylaws previously made available to the Company are true and correct and contain all amendments as of the date hereof.

         Section 4.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by each of Parent and Merger Sub of the transactions contemplated hereby, including the issuance and delivery by Parent of shares of Parent Common Stock pursuant to the Merger, has been duly authorized by all requisite corporate action, other than, with respect to the Merger, the approval of the issuance of Parent Common Stock pursuant to the Merger by Parent's stockholders. This Agreement constitutes the valid and legally binding obligation of each of Parent and Merger Sub, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         Section 4.3 CAPITALIZATION. The authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock, one share of Parent Special Voting Stock, par value $0.10 per share, and 4,500,000 shares of Parent's preferred stock, par value $1.00 per share ("Parent Preferred Stock"). As of February 20, 2003, there were (a) 156,798,464 shares of Parent Common Stock issued and outstanding, (b) one share of Parent Special Voting Stock issued and outstanding, (c) 1,270,668 shares of Parent Common Stock reserved for issuance pursuant to options issued under the stock options plans of Parent (the "Parent Option Plans") described in Schedule 4.3 of the Parent Disclosure Letter, (d) 49,209 shares of Parent Common Stock reserved for issuance under the Parent Restricted Stock Award Plan, (e) 1,680,637 shares reserved for issuance upon exchange of outstanding exchangeable shares ("Northstar

Exchangeable Shares") issued by Northstar Energy Corporation, an Alberta corporation ("Northstar"), (f) 1,500,000 shares of Parent Preferred Stock designated as 6.49% Cumulative Preferred Stock, Series A, issued and outstanding, (g) 2,000,000 unissued shares of Parent Preferred Stock designated as Series A Junior Participating Preferred Stock ("Parent Series A Preferred Stock") and (h) 4,377,068 shares of Parent Common Stock reserved for issuance upon conversion of the $760,000,000 of Zero Coupon Convertible Senior Debentures due 2020 (the "Zero Coupon Debentures"). All issued and outstanding shares of Parent Common Stock, Parent Special Voting Stock, and Parent Preferred Stock (i) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) were not issued in violation of the terms of any agreement or other understanding binding upon Parent and (iii) were issued in compliance with all applicable charter documents of Parent and all applicable federal and state securities laws, rules and regulations. One right to purchase Series A Junior Participating Preferred Stock of Parent (each, a "Parent Right") issued pursuant to a Rights Agreement, dated as of August 17, 1999 (as amended, the "Parent Rights Agreement"), between Parent and Wachovia Bank, N.A., is associated with and attached to each outstanding share of Parent Common Stock. The shares of Parent Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights. Except (i) as set forth in this Section 4.3, (ii) for any Parent Common Stock issuable upon conversion or exchange of the Northstar Exchangeable Shares, Parent Preferred Stock or Zero Coupon Debentures, (iii) for any shares of Parent Common Stock issued pursuant to the exercise of options or other awards referred to in subsections (c)-(d) above, (iv) for options issued under the Parent Option Plans after the date of this Agreement and Parent Common Stock issued pursuant to the exercise of such options and (v) for Parent Series A Preferred Stock or Parent Common Stock issuable pursuant to Parent Rights, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, shareholder rights plan or similar instruments, convertible securities, or other rights, agreements or commitments which obligate Parent or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of Parent or any of its Subsidiaries. Except as set forth in this Section 4.3, Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

         Section 4.4 SIGNIFICANT SUBSIDIARIES.

         (a) Each of Parent's Significant Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the corporate, limited liability company or partnership power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of Parent's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Parent free and clear of all Liens. Schedule 4.4 of the

Parent Disclosure Letter sets forth for each Significant Subsidiary of Parent its name and jurisdiction of incorporation or organization.

         (b) Devon Energy Production Company, L.P. ("Devon Production"), a Significant Subsidiary, is a limited partnership (except for tax purposes) duly organized and validly existing under Oklahoma law, the general partner of which is Devon Energy Management Company, L.L.C., an Oklahoma limited liability company which is wholly owned by Devon Energy Corporation (Oklahoma), an Oklahoma corporation, and has elected to be treated as a sole proprietorship for federal income tax purposes. Devon Production has one limited partner. All of the outstanding partnership interests of Devon Production are owned directly or indirectly by Parent.

         (c) All of the outstanding shares of capital stock of Merger Sub are owned directly by Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

         Section 4.5 NO VIOLATION. Neither Parent nor any of its Subsidiaries is, or has received notice that it would be with the passage of time, in violation of any term, condition or provision of (a) its charter documents or bylaws, (b) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or (c) any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Parent or any of its Subsidiaries or any of their respective properties or assets is subject, or is delinquent with respect to any report required to be filed with any governmental entity, except, in the case of matters described in clause (b) or (c), as would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the "Parent Permits") and (ii) Parent and its Subsidiaries are in compliance with the terms of the Parent Permits. No investigation by any governmental authority with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of Parent, threatened, other than those that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 4.6 NO CONFLICT.

         (a) Neither the execution and delivery by Parent and Merger Sub of this Agreement nor the consummation by Parent and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the charter documents or bylaws of Parent or Merger Sub; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Parent or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Parent or any of its Subsidiaries under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, Parent Permit, lease, contract, agreement, joint venture or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Parent or any of its Subsidiaries, except, in the case of matters described in clause (ii) or (iii), as would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (b) Neither the execution and delivery by Parent or Merger Sub of this Agreement nor the consummation by Parent or Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than Regulatory Filings, and listing of the Parent Common Stock to be issued in the Merger on the AMEX, except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (c) Other than as contemplated by Section 4.6(b), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of Parent's material contracts or leases or for Parent to consummate the transactions contemplated hereby, except where the failure to receive such consents or other certificates would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment from Parent or its Subsidiaries (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of Parent or any of its Subsidiaries under any Parent Plan (as defined in Section 4.11) or otherwise;
(ii) increase any benefits otherwise payable under any Parent Plan or otherwise; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         Section 4.7 SEC DOCUMENTS. Parent has made available to the Company each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by Parent with the SEC since January 1, 2001, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date hereof (collectively, the "Parent Reports"), and Parent has filed all forms, reports and documents required to be filed by it with the SEC pursuant to relevant securities statutes, regulations, policies and rules since such time. As of their respective dates, the Parent Reports (i) were prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and complied with the then applicable accounting requirements and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and stockholders' equity included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to such exceptions as may be permitted by Form 10-Q of the
SEC), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

         Section 4.8 LITIGATION AND LIABILITIES. There are no actions, suits or proceedings pending against Parent or any of its Subsidiaries or, to Parent's knowledge, threatened against Parent or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, court, board, bureau, agency or instrumentality, other than those that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against Parent or any of its Subsidiaries, other than those that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise, of Parent or any of its Subsidiaries, other than those liabilities and obligations (a) that are disclosed in the Parent Reports, (b) that have been incurred in the ordinary course of business since September 30, 2002, (c) related to expenses associated with the transactions contemplated by this Agreement or (d) that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 4.9 ABSENCE OF CERTAIN CHANGES. Since December 31, 2001, Parent has conducted its business only in the ordinary and usual course of business and during such period there has not been any (i) event, condition, action or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; (ii) any material change by Parent or any of its Subsidiaries (viewed on a consolidated basis) in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, except for changes required by generally accepted accounting principles; (iii) any material damage, destruction, or loss to the business or properties of Parent and its Subsidiaries, taken as a whole, not covered by insurance; (iv) any declaration, setting aside or payment of any dividend (other than ordinary dividends on the Parent Common Stock and Northstar Exchangeable Shares at a rate not greater than $0.05 per share in any quarter and dividends upon its 6.49% Cumulative Preferred Stock, Series A, in accordance with the terms thereof) or other distribution in respect of the capital stock of Parent, or any direct or indirect redemption, purchase or any other acquisition by Parent of any such stock; (v) any change in the capital stock or in the number of shares or classes of Parent's authorized or outstanding capital stock (other than as a result of issuances under the Parent Option Plans, exercises of options to purchase the Parent Common Stock outstanding or issued, or such other issuances of capital stock, in each case, as permitted hereunder pursuant to
Section 5.1(b)(vi)); or (vi) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business or (vii) any event, condition, action or occurrence that is prohibited on or after the date of this Agreement under Section 5.1(b)(viii), (ix), (x), (xii), (xiii), (xv), (xvi), or (xx) of this Agreement.

         Section 4.10 TAXES.

         (a) Each of Parent and its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or, since January 1, 1991, was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis (taking into account any extensions of time to file before the date hereof) with appropriate governmental authorities all Returns required to be filed by or with respect to it, except to the extent that any failure to file would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and (ii) duly paid or deposited in full on a timely basis or made adequate provisions in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all taxes required to be paid by it other than those being contested in good faith by Parent or a Subsidiary of Parent and except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (b) Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) the federal income tax returns of the Parent and each of its Subsidiaries have been examined by the IRS (or the applicable statutes of limitation for the assessment of federal income taxes for such periods have expired) for all periods; (ii) all deficiencies asserted as a result of any examinations of Parent and its Subsidiaries by any taxing authority have been paid fully, settled or adequately provided for in the financial statements contained in the Parent Reports; (iii) as of the date hereof, neither Parent nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes of Parent or any of its Significant Subsidiaries that will be outstanding as of the Effective Time; (iv) neither Parent nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement; and (v) there are no tax liens on any assets of the Parent or its Subsidiaries except for (A) taxes not yet currently due and (B) matters being contested by Parent in good faith for which adequate reserves are reflected in the financial statements.

         Section 4.11 EMPLOYEE BENEFIT PLANS.

         (a) For purposes of this Section 4.11, the Subsidiaries of Parent shall include any enterprise which, with Parent, forms or formed a controlled group of corporations, a group of trades or business under common control or an affiliated service group, within the meaning of section 414(b), (c) or (m) of the Code.

         (b) All employee benefit plans, programs, arrangements and agreements covering active, former or retired employees of Parent and any of its Subsidiaries which provide material benefits to such employees, or as to which Parent or any Subsidiary has any material liability or material contingent liability, are listed on Schedule 4.11(b) of the Parent Disclosure Letter (the "Parent Plans").

         (c) Parent has made available to the Company a true, correct and complete copy of each of the Parent Plans, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and record-keeping agreements, each as in effect on the date hereof. In the case of any Parent Plan that is not in written form, the Company has been supplied with an accurate description of such Parent Plan as in effect on the date hereof. A true, correct and complete copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and IRS determination letter with respect to each Parent Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Parent Plan have been made available to the Company. There have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied that would have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (d) All Parent Plans comply in form and have been administered in operation in all material respects with all applicable requirements of law, excluding any deficiencies that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, no event has occurred which will or could cause any such Parent Plan to fail to comply with such requirements, excluding any deficiencies that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and no notice has been issued by any governmental authority questioning or challenging such compliance.

         (e) All required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof, excluding any deficiencies that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (f) To the extent applicable, Parent Plans comply, in all material respects, with the requirements of ERISA, the Code and any other applicable tax act and other laws, and any Parent Plan intended to be qualified under section 401(a) of the Code has been determined by the IRS to be so qualified and nothing has occurred to cause the loss of such qualified status.

         (g) No Parent Plan is covered by Title IV of ERISA or section 412 of the Code.

         (h) There are no pending or anticipated claims against or otherwise involving any of the Parent Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of the Parent Plan activities) has been brought against or with respect to any Parent Plan.

         (i) Neither Parent nor any of its Subsidiaries has incurred or reasonably expects to incur any liability under subtitle C or D of Title IV of ERISA with respect to any "single-employer plan," within the meaning of section 4001(a)(15) of ERISA, currently or formerly maintained by Parent, any Parent Subsidiary or any entity which is considered one employer with Parent under section 4001 of ERISA.

         (j) Neither Parent nor any of its Subsidiaries has incurred or reasonably expects to incur any withdrawal liability under subtitle E of Title IV of ERISA with respect to any "multi-employer plan," within the meaning of section 4001(a)(3) of ERISA.

         (k) None of the assets of any Parent Plan is invested in employer securities or employer real property.

         (l) There have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Parent Plan that would have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (m) There have been no acts or omissions by Parent or any of its Subsidiaries which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which Parent or any of its Subsidiaries may be liable that would reasonably be expected to result in a Parent Material Adverse Effect.

         (n) Each Parent Plan which constitutes a "group health plan" (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under sections 4980B and 414(t) of the Code or section 601 of ERISA, has been operated in material compliance with applicable law, including coverage requirements of sections 4980B of the Code, Chapter 100 of the Code and section 601 of ERISA to the extent such requirements are applicable.

         (o) Neither Parent nor any of its Subsidiaries has any liability or contingent liability for providing, under any Parent Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code.

         (p) Obligations under the Parent Plans are properly reflected in the financial statements of Parent.

         Section 4.12 LABOR MATTERS.

         (a) Neither Parent nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.

         (b) Neither Parent nor any of its Subsidiaries is subject to a dispute, strike or work stoppage with respect to any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization to which it is a party or by which it is bound that would have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (c) To Parent's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Parent or any of its Subsidiaries.

         Section 4.13 ENVIRONMENTAL MATTERS.

         (a) As used in this Agreement:

                  (i) "Parent Real Properties" means those real properties owned, leased, or otherwise operated by Parent, the Merger Sub or their Subsidiaries in connection with the performance of any of their respective businesses; and

                  (ii) "Offsite Non-Parent Real Properties" means any real properties other than the Parent Real Properties

         (b) Except as would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

                  (i) Parent, Merger Sub, and their Subsidiaries and any of their respective operations, assets, businesses and Parent Real Properties are and have been in compliance with all Environmental Laws and Environmental Permits;

                  (ii) All Environmental Permits required under Environmental Laws for operating Parent's, Merger Sub's, and their Subsidiaries' assets, businesses, and Parent Real Properties as they are currently being operated have been obtained and are currently in full force and effect and, to Parent's knowledge, there are no conditions or circumstances that would limit or preclude it, Merger Sub or their Subsidiaries from renewing such Environmental Permits;

                  (iii) Parent, Merger Sub, and their Subsidiaries are not subject to any pending or, to Parent's knowledge, threatened claims, actions, suits, investigations, inquiries or proceedings under Environmental Laws and none of Parent, Merger Sub, or their Subsidiaries have received written notice of alleged violations under applicable Environmental Laws with respect to their respective operations, assets, businesses, and Parent Real Properties;

                  (iv) There have been no Releases of Hazardous Materials on, under or from the Parent Real Properties and there are no investigations, remediations, removals, or monitorings of Hazardous Materials required under Environmental Laws at such properties;

                  (v) None of Parent, Merger Sub, or their Subsidiaries have received any written notice asserting an alleged liability or obligation under any Environmental Laws with respect to the investigation, remediation, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any Offsite Non-Parent Real Properties and, to the knowledge of Parent, there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice;

                  (vi) There has been no exposure of any person or property to Hazardous Materials in connection with Parent's, Merger Sub's, or their Subsidiaries' operations, assets, businesses, and Parent Real Properties that would reasonably be expected to form the basis for a claim for damages or compensation; and

                  (vii) Parent, Merger Sub, and their Subsidiaries have made available to the Company complete and correct copies of all material environmental site assessment reports, studies, and correspondence on environmental matters (in each instance relevant to the Parent, Merger Sub or their Subsidiaries) that are in Parent's, Merger Sub's, or their Subsidiaries' possession and relating to their respective operations, assets, businesses and Parent Real Properties.

         None of Parent, Merger Sub, or their Subsidiaries make any representation or warranty regarding compliance or failure to comply with, or any actual or contingent liability under, any Environmental Law, except as expressly set forth in this Section 4.13.

         Section 4.14 INTELLECTUAL PROPERTY. Parent and its Subsidiaries own or possess all necessary licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, free and clear of material Liens, except where the failure to own or possess such licenses and other rights would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing which would have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except in the ordinary course of business, neither Parent nor any of its Subsidiaries has granted to any other person any license to use any of the foregoing. The conduct of Parent's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in a way which would have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There is no infringement of any proprietary right owned by or licensed by or to Parent or any of its Subsidiaries in a way which would have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 4.15 TITLE TO PROPERTIES. Except for goods and other property sold, used or otherwise disposed of since September 30, 2002 in the ordinary course of business for fair value, as of the date hereof, Parent has defensible title for oil and gas purposes to all its properties, interests in properties and assets, real and personal, reflected in Parent's September 30, 2002 financial statements included in the Parent Reports, free and clear of any Lien, except: (a) Liens reflected in the balance sheet of Parent as of September 30, 2002 included in the Parent Reports; (b) Liens for current taxes not yet due and payable; and (c) such imperfections of title, easements and Liens that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All leases and other agreements pursuant to which Parent or any of its Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are in good standing, valid, and effective, except where the failure to be in good standing, valid or effective would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by Parent or any of its Subsidiaries that would have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse

Effect. All significant operating equipment of Parent and its Subsidiaries is in good operating condition, ordinary wear and tear excepted. Parent has not received any material advance, take-or-pay or other similar payments that entitle purchasers of production to receive deliveries of hydrocarbons without paying therefor, and, on a net, company-wide basis, Parent is neither underproduced nor overproduced, in either case, to any material extent, under gas balancing or similar arrangements.

         Section 4.16 INSURANCE. Parent and its Subsidiaries maintain insurance coverage adequate and customary in the industry for the operation of their respective businesses (taking into account the cost and availability of such insurance).

         Section 4.17 NO BROKERS. Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company, Parent or Merger Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Parent has retained Morgan Stanley to act as its financial advisor in connection with the Merger and render the opinion referred to in Section 4.18, the terms of which (including the fees owed by Parent in connection therewith) have been disclosed in writing to the Company prior to the date hereof.

         Section 4.18 OPINION OF FINANCIAL ADVISOR. The Board of Directors of Parent has received the opinion of Morgan Stanley to the effect that the Exchange Ratio is fair, from a financial point of view, to Parent; it being understood and acknowledged by Parent that such opinion has been rendered for the benefit of the Board of Directors of Parent, and is not intended to, and may not, be relied upon by the Company, its affiliates or their respective Subsidiaries.

         Section 4.19 CONTRACTS; DEBT INSTRUMENTS

         (a) Except for documents filed or listed as exhibits to the Parent Reports filed since December 31, 2001, as of the date hereof, there are no contracts that are material to the business, properties, assets, financial condition or results of operations of Parent and its Subsidiaries taken as a whole ("Parent Material Contracts"). Neither Parent nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice or both would cause such a violation of or default under) any Parent Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each Parent Material Contract is in full force and effect, and is a legal, valid and binding obligation of Parent or one of its Subsidiaries and, to the knowledge of Parent, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity and except where the failure of any Parent Material Contract to be a legal, valid and binding obligation and enforceable in accordance with its terms would not have or reasonably be expected to have, individually or in the aggregate, a Parent Adverse Effect. No condition exists or event has occurred which (whether with or without notice or lapse of time or both) would constitute a default by Parent or one of its Subsidiaries or, to the knowledge of Parent, any other party thereto under any Parent Material Contract or result in a right of termination of any Parent Material Contract, except for any condition or event that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Adverse Effect.

         (b) Set forth in Schedule 4.19(b) of the Parent Disclosure Letter is, as of the date hereof, (i) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of Parent or its Subsidiaries in an aggregate principal amount in excess of $50,000,000 is outstanding or may be incurred, and (ii) the respective principal amounts outstanding thereunder as of February 21, 2003.

         (c) Neither Parent nor any of its Subsidiaries has entered into any contract and there is no commitment, judgment, injunction, order or decree to which Parent or any of its Subsidiaries is a party or subject to that has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Parent or any of its Subsidiaries or any contract that may be terminable as a result of the Company's status as a competitor of any party to such contract, except, in each case, for any prohibition, impairment or termination right that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 4.20 VOTE REQUIRED. The affirmative vote of the holders of a majority of the votes cast in person or by proxy by holders of Parent Common Stock and the outstanding Northstar Exchangeable Shares, voting as a single class with the Parent Special Voting Stock (representing the Northstar Exchangeable Shares as provided in Parent's certificate of incorporation), represented in person or by proxy at a meeting at which a quorum is present, approving the issuance of shares of Parent Common Stock required to be issued pursuant to Article 2, is the only vote of the holders of any class or series of Parent capital stock necessary to approve this Agreement and the transactions contemplated hereby (as applied to the issuance of shares of Parent Common Stock pursuant to this Agreement and the transactions contemplated hereby, the "Parent Requisite Vote").

         Section 4.21 CERTAIN CONTRACTS. Neither the Parent nor any of its Subsidiaries is a party to or bound by (i) any non-competition agreement or any other agreement or obligation which purports to limit the manner in which, or the localities in which, the current business of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, is conducted or (ii) any executory agreement or obligation which pertains to the acquisition or disposition of any asset, or which provides any third party any lien, claim or preferential right with regard thereto, except, in the case of this clause (ii), for such agreements or obligations that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         Section 4.22 RIGHTS AGREEMENT. No person shall be deemed to be an Acquiring Person (as defined in the Parent Rights Agreement), the Distribution Date (as defined in the Parent Rights Agreement) shall not be deemed to occur and the Rights (as defined in the Parent Rights Agreement) will not separate from the Parent Common Stock, as a result of entering into this Agreement or consummating the Merger and/or the other transactions contemplated by this

Agreement. Parent has made available to the Company a true and complete copy of the Parent Rights Agreement, as amended to date.

                                   ARTICLE 5
                                   COVENANTS

         Section 5.1 CONDUCT OF BUSINESS.

         (a) Prior to the Effective Time, except as set forth in the Company Disclosure Letter or as expressly contemplated by this Agreement, including
Section 5.14, or as consented to in writing by Parent, the Company:

                  (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  (ii) shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

                  (iii) shall not amend its certificate of incorporation or bylaws;

                  (iv) shall promptly notify Parent of any material adverse change in its financial condition or business or any termination, cancellation, repudiation or material breach of any Company Material Contract (or communications expressly indicating the same may be contemplated), or the institution of any material litigation or material governmental complaints, investigations or hearings (or communications in writing indicating the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

                  (v) shall promptly make available (in paper form or via the Internet) to Parent true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                  (vi) shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed in the Company Disclosure Letter or referred to in clause (B) below, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock except (1) the grant of options or restricted shares to new employees consistent with past practice in an aggregate amount not to exceed 100,000 Company Common Shares or (2) pursuant to contractual commitments existing on the date of this Agreement and disclosed in the Company Disclosure Letter; (C) increase any compensation or benefits of any officer, director, employee or agent of the Company or any of its Subsidiaries, except in the ordinary course of business consistent with the past practice of the Company or any of its Subsidiaries (as applicable), or enter into or amend any employment agreement or severance agreement with any of its present or future officers, directors or employees except with new employees consistent with past practice, or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect;

                  (vii) shall not, and, in the case of clause (B) below, shall not permit any of its Subsidiaries to (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock (other than the Company's ordinary quarterly dividends payable with respect to the Company Common Shares of $0.04 per share and ordinary semi-annual dividends payable with respect to the Company Preferred Shares of $32.50 per share) or (B) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries or any option, warrant, conversion right or other right to acquire such shares, or make any commitment for any such action;

                  (viii) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) for an amount in excess of $150,000,000, individually or in the aggregate, except in the ordinary course of business and for fair value; (ix) shall not, and shall not permit any of its Subsidiaries to, except pursuant to contractual commitments in effect on the date hereof and disclosed in the Company Disclosure Letter and except for amounts that in the aggregate do not exceed $40,000,000 authorize, propose, agree to, enter into or consummate any merger, consolidation or business combination transaction (other than the Merger) or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                  (x) shall not, except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

                  (xi) shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

                  (xii) shall not, and shall not permit any of its Subsidiaries to, except where it would not have and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) make or rescind any express or deemed election relating to taxes, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election,
         (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or (C) change in any respect any of its methods of reporting any item for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recent taxable year for which a return has been filed, except as may be required by applicable law;

                  (xiii) shall not, nor shall it permit any of its Subsidiaries to, (A) incur any indebtedness for borrowed money (except under credit lines in existence as of the date of this Agreement) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (B) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, liens, security interests or other encumbrances on the property of the Company or Parent or any of their Subsidiaries in connection with any indebtedness thereof, (C) make or commit to make aggregate capital expenditures in excess of $1,000,000,000 or (D) make or commit to make individual operating expenditures in excess of $50,000,000;

                  (xiv) subject to Section 5.5, shall not take any action that is likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the Merger;

                  (xv) unless in the good faith opinion of its Board of Directors after consultation with its outside legal counsel complying with the following provisions would be inconsistent with the fiduciary duties of such Board of Directors and only then if taking such actions would not violate any of the other terms of this Agreement, shall not, and shall not permit any of its Subsidiaries to, terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party; and during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction;

                  (xvi) shall not enter into or amend any agreement with any holder of Company capital stock with respect to holding, voting or disposing of Company Shares;

                  (xvii) shall not by resolution of its Board of Directors cause the acceleration of rights, benefits or payments under any Company Plans;

                  (xviii) shall not, and shall not permit any of its Subsidiaries to, enter into any additional commodity hedge transactions for (A) any period in 2003, (B) any period in 2004 in which the volume hedged is more than 35% of its and its Subsidiaries' (taken as a whole) estimated production of proved reserves of these commodities during that period, or (C) any period after December 31, 2004;

                  (xix) shall not take any action to amend the Company Rights Agreement, redeem the Company Rights subject thereto, or exempt any third party from the other provisions of the Company Rights Agreement, as applicable;

                  (xx) shall not split, combine, subdivide or reclassify its outstanding shares of capital stock;

                  (xxi) shall not purchase any Parent Common Stock;

                  (xxii) shall not, and shall not permit any of its Subsidiaries to, (A) do business in any country in which the Company or any of its Subsidiaries is not doing business as of the date hereof or (B) enter into any joint venture, partnership or other joint business venture with any person in which the fair market value of the Company's or its Subsidiaries' aggregate investments and commitments exceed $50,000,000; and

                  (xxiii) shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any of the foregoing actions.

         (b) Prior to the Effective Time, except as set forth in the Parent Disclosure Letter or as expressly contemplated by this Agreement, including
Section 5.14, or as consented to in writing by the Company, Parent:

                  (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  (ii) shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

                  (iii) shall not amend its certificate of incorporation or bylaws except as necessary to consummate the transactions contemplated by this Agreement;

                  (iv) shall promptly notify the Company of any material adverse change in its financial condition or business or any termination, cancellation, repudiation or material breach of any Parent Material Contract (or communications expressly indicating the same may be contemplated), or the institution of any material litigation or material governmental complaints, investigations or hearings (or communications in writing indicating the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

                  (v) shall promptly make available (in paper form or via the Internet) to the Company true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                  (vi) shall not (A) except (1) pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed in the Parent Disclosure Letter or referred to in clause (B) below or (2) for awards of options or restricted shares made in the ordinary course and consistent with past practice, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock except (1) the grant of options or restricted shares to new employees consistent with past practice in an aggregate amount not to exceed 100,000 shares of Parent Common Stock,
         (2) pursuant to contractual commitments existing on the date of this Agreement and disclosed in the Parent Disclosure Letter or (3) the grant of options or restricted shares made in the ordinary course of business and consistent with past practice; (C) increase any compensation or benefits of any officer, director, employee or agent of the Parent or any of its Subsidiaries, except in the ordinary course of business consistent with the past practice of the Parent or any of its Subsidiaries (as applicable), or enter into or amend any employment agreement or severance agreement with any of its present or future officers, directors or employees except with new employees consistent with past practice, or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect;

                  (vii) shall not, and, in the case of clause (B) below, shall not permit any of its Subsidiaries to (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock (other than ordinary dividends on the Parent Common Stock and Northstar Exchangeable Shares at a rate not greater than $0.05 per share in any quarter and dividends upon its 6.49% Cumulative Preferred Stock, Series A, in accordance with the terms thereof) or (B) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries or any option, warrant, conversion right or other right to acquire such shares, or make any commitment for any such action;

                  (viii) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) for an amount in excess of $700,000,000, individually or in the aggregate, except in the ordinary course of business and for fair value;

                  (ix) shall not, and shall not permit any of its Subsidiaries to, except pursuant to contractual commitments in effect on the date hereof and disclosed in the Parent Disclosure Letter and except for amounts that in the aggregate do not exceed $100,000,000 authorize, propose, agree to, enter into or consummate any merger, consolidation or business combination transaction (other than the Merger) or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                  (x) shall not, except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

                  (xi) shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

                  (xii) shall not, and shall not permit any of its Subsidiaries to, except where it would not have and would not be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (A) make or rescind any express or deemed election relating to taxes, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election,
         (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or (C) change in any respect any of its methods of reporting any item for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recent taxable year for which a return has been filed, except as may be required by applicable law;

                  (xiii) shall not, nor shall it permit any of its Subsidiaries to, (A) incur any indebtedness for borrowed money (except under credit lines in existence as of the date of this Agreement) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others except for amounts that in the aggregate do not exceed $100,000,000, (B) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, liens, security interests or other encumbrances on the property of the Company or Parent or any of their Subsidiaries in connection with any indebtedness thereof, (C) make or commit to make aggregate capital expenditures in excess of $1,000,000,000 or (D) make or commit to make individual operating expenditures in excess of $50,000,000;

                  (xiv) subject to Section 5.5, shall not take any action that is likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the Merger;

                  (xv) unless in the good faith opinion of its Board of Directors after consultation with its outside legal counsel complying with the following provisions would be inconsistent with the fiduciary duties of such Board of Directors and only then if taking such actions would not violate any of the other terms of this Agreement, shall not, and shall not permit any of its Subsidiaries to, terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party; and during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction;

                  (xvi) shall not enter into or amend any agreement with any holder of Parent capital stock with respect to holding, voting or disposing of shares of Parent Common Stock or Parent Preferred Stock;

                  (xvii) shall not by resolution of its Board of Directors cause the acceleration of rights, benefits or payments under any Parent Plans;

                  (xviii) shall not, and shall not permit any of its Subsidiaries to, enter into any additional commodity hedge transactions for (A) any period in 2003 in which the volume hedged is more than 65% of its and its Subsidiaries' (taken as a whole) estimated production of proved reserves of these commodities during that period, (B) any period in 2004 in which the volume hedged is more than 35% of its and its Subsidiaries' (taken as a whole) estimated production of proved reserves of these commodities during that period, or (C) any period after December 31, 2004;

                  (xix) shall not take any action to amend the Parent Rights Agreement, redeem the Parent Rights subject thereto, or exempt any third party from the other provisions of the Parent Rights Agreement, as applicable;

                  (xx) shall not split, combine, subdivide or reclassify its outstanding shares of capital stock;

                  (xxi) shall not purchase any Company Common Stock;

                  (xxii) shall not, and shall not permit any of its Subsidiaries to, (A) do business in any country in which Parent or any of its Subsidiaries is not doing business as of the date hereof or (B) enter into any joint venture, partnership or other joint business venture with any person in which the fair market value of Parent's or its Subsidiaries' aggregate investments and commitments exceed $50,000,000; and

                  (xxiii) shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any of the foregoing actions.

         Section 5.2 NO SOLICITATION BY THE COMPANY.

         (a) The Company agrees that it and its Subsidiaries (i) will not (and the Company will not permit its or its Subsidiaries' officers, directors, employees, agents or representatives, including any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries, to) solicit, initiate or encourage (including by way of furnishing non-public information) any inquiry, proposal or offer (including any proposal or offer to its stockholders) with respect to a third party tender offer, merger, consolidation, business combination or similar transaction involving any assets or class of capital stock of the Company, or any acquisition of 10% or more of the capital stock of the Company (other than upon exercise of the Stock Options (as hereinafter defined) that are outstanding as of the date hereof) or a business or assets that constitute 10% or more of the net revenues, net operating income or assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (any such proposal, offer or transaction being hereinafter referred to as a "Company Acquisition Proposal") or participate or engage in any discussions or negotiations concerning a Company Acquisition Proposal; and (ii) will immediately cease and cause to be terminated any existing discussions or negotiations with any third parties conducted heretofore with respect to any Company Acquisition Proposal; provided that, subject to Section 5.4(b), nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal, (B) making any disclosure to the holders of Company Shares if in the good faith judgment of the Company's Board of Directors failure to make such disclosure would be inconsistent with its fiduciary duties under applicable law or the rules of the New York Stock Exchange or (C) providing information (pursuant to a confidentiality agreement in reasonably customary form and which does not contain terms that prevent the Company from complying with its obligations under this Section 5.2) to or engaging in any negotiations or discussions with any person or group who has made an unsolicited bona fide Company Acquisition Proposal with respect to all the outstanding shares of capital stock of the Company or all or substantially all of the assets of the Company if, with respect to the actions set forth in clause (C), (x) in the good faith judgment of the Company's Board of Directors, taking into account the likelihood of consummation and after consultation with its financial advisors, such Company Acquisition Proposal is reasonably likely to result in a transaction more favorable to the holders of the Company Common Shares from a financial point of view than the Merger (a "Company Superior Proposal") and (y) the Board of Directors of the Company, after consultation with its outside legal counsel, determines in good faith that the failure to do so would be inconsistent with its fiduciary obligations under applicable law.

         (b) The Company agrees that it will notify Parent promptly (and in any event within 24 hours) if any proposal or offer relating to or constituting a Company Acquisition Proposal is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its officers, directors, employees, agents or representatives. In connection with such notice, the Company shall indicate the identity of the person or group making such request or inquiry or engaging in such negotiations or discussions and the material terms and conditions of any Company Acquisition Proposal. Thereafter, the Company shall keep Parent fully informed on a prompt basis (and in any event within 24 hours) of any material changes, additions or adjustments to the terms of any such proposal or offer. Prior to taking any action referred to in clause (C) of the proviso of Section 5.2(a), if the Company intends to participate in any such discussions or negotiations or provide any such information to any such third party, the Company shall give notice to Parent.

         (c) Nothing in this Section 5.2 shall permit the Company to enter into any agreement with respect to a Company Acquisition Proposal during the term of this Agreement, it being agreed that, during the term of this Agreement, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, a Company Acquisition Proposal, other than a confidentiality agreement and/or standstill agreement permitted under Section 5.2(a) in reasonably customary form and which does not contain terms that prevent the Company from complying with its obligations under this Section 5.2.

         Section 5.3 NO SOLICITATION BY PARENT.

         (a) Parent agrees that it and its Subsidiaries (i) will not (and Parent will not permit its or its Subsidiaries' officers, directors, employees, agents or representatives, including any investment banker, attorney or accountant retained by Parent or any of its Subsidiaries, to) solicit, initiate or encourage (including by way of furnishing non-public information) any inquiry, proposal or offer (including any proposal or offer to its stockholders) with respect to a third party tender offer, merger, consolidation, business combination or similar transaction involving any assets or class of capital stock of Parent, or any acquisition of 10% or more of the capital stock of Parent (other than upon exercise of options to acquire Parent Common Stock under the Parent Option Plans that are outstanding as of the date hereof) or a business or assets that constitute 10% or more of the net revenues, net operating income or assets of Parent and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (any such proposal, offer or transaction being hereinafter referred to as a "Parent Acquisition Proposal") or participate or engage in any discussions or negotiations concerning a Parent Acquisition Proposal; and (ii) will immediately cease and cause to be terminated any existing discussions or negotiations with any third parties conducted heretofore with respect to any Parent Acquisition Proposal; provided that, subject to Section 5.4(b), nothing contained in this Agreement shall prevent Parent or its Board of Directors from
(A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Parent Acquisition Proposal, (B) making any disclosure to the holders of Parent Common Stock if in the good faith judgment of Parent's Board of Directors failure to make such disclosure would be inconsistent with its fiduciary duties under applicable law or the rules of the AMEX or (C) providing information (pursuant to a confidentiality agreement in reasonably customary form and which does not contain terms that prevent Parent from complying with its obligations under this Section 5.3) to or engaging in any negotiations or discussions with any person or group who has made an unsolicited bona fide Parent Acquisition Proposal with respect to all the outstanding shares of capital stock of Parent or all or substantially all of the assets of Parent if, with respect to the actions set forth in clause (C), (x) in the good faith judgment of Parent's Board of Directors, taking into account the likelihood of consummation and after consultation with its financial advisors, such Parent Acquisition Proposal is reasonably likely to result in a transaction more favorable to the holders of the Parent Common Stock from a financial point of view than the Merger (a "Parent Superior Proposal") and (y) the Board of Directors of Parent, after consultation with its outside legal counsel, determines in good faith that the failure to do so would be inconsistent with its fiduciary obligations under applicable law.

         (b) Parent agrees that it will notify the Company promptly (and in any event within 24 hours) if any proposal or offer relating to or constituting a Parent Acquisition Proposal is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Parent or any of its officers, directors, employees, agents or representatives. In connection with such notice, Parent shall indicate the identity of the person or group making such request or inquiry or engaging in such negotiations or discussions and the material terms and conditions of any Parent Acquisition Proposal. Thereafter, Parent shall keep the Company fully informed on a prompt basis (and in any event within 24 hours) of any material changes, additions or adjustments to the terms of any such proposal or offer. Prior to taking action any referred to in clause (C) of the proviso of Section 5.3(a), if Parent intends to participate in any such discussions or negotiations or provide any such information to any such third party, Parent shall give notice to the Company.

         (c) Nothing in this Section 5.3 shall permit Parent to enter into any agreement with respect to a Parent Acquisition Proposal during the term of this Agreement, it being agreed that, during the term of this Agreement, Parent shall not enter into any agreement with any person that provides for, or in any way facilitates, a Parent Acquisition Proposal, other than a confidentiality agreement and/or standstill agreement permitted under Section 5.3(a) in reasonably customary form and which does not contain terms that prevent Parent from complying with its obligation under this Section 5.3.

         Section 5.4 MEETINGS OF STOCKHOLDERS.

         (a) The Company will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene as promptly as practicable a meeting of its stockholders for purposes of obtaining the Company Requisite Vote in favor of approval and adoption of this Agreement and the transactions contemplated hereby. Parent will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene as promptly as practicable a meeting of its stockholders for purposes of obtaining the Parent Requisite Vote in favor of the issuance of the Parent Common Stock necessary to consummate the transactions contemplated hereby. Parent and the Company shall each use their reasonable best efforts to hold their respective stockholders meetings on the same day.

         (b) Except as otherwise permitted by this Section 5.4, the Company and Parent, through their respective Boards of Directors, shall (i) recommend approval of the matters described in Section 5.4(a) to be submitted to their respective stockholders, (ii) not withdraw, withhold, modify, or change such recommendation in a manner adverse to the other party, (iii) not recommend or declare advisable any Company Superior Proposal or Parent Superior Proposal, as the case may be, and (iv) unless such recommendation has been withdrawn, withheld, modified or changed as permitted by this Section 5.4(b), use their reasonable best efforts to solicit the Company Requisite Vote (in the case of the Company) and the Parent Requisite Vote (in the case of Parent). The Board of Directors of the Company or Parent, as applicable (the "Withdrawing Party;" the other party being the "Non-Withdrawing Party"), may at any time prior to obtaining the Company Requisite Vote or Parent Requisite Vote, as applicable,
(1) withdraw, withhold, modify, or change, in a manner adverse to the Non-Withdrawing Party, any approval or recommendation regarding this Agreement or the transactions contemplated hereby or (2) recommend and declare advisable any Company Superior Proposal or Parent Superior Proposal, as the case may be (the actions set forth in clauses (1) and (2) being referred to herein as "Adverse Actions"), if its Board of Directors determines in good faith after consultation with its outside legal counsel that the failure to take the Adverse Action in question would be inconsistent with its fiduciary obligations under applicable law. After the Board of Directors has made a determination to take an Adverse Action pursuant to the previous sentence but at least two business days prior to taking such Adverse Action, the Board of Directors of the Withdrawing Party shall give the Non-Withdrawing Party written notice of the Withdrawing Party's intention to take such Adverse Action (including a reasonable description of the circumstances related thereto) so as to allow the Non-Withdrawing Party to propose a modification to the terms of the Merger or this Agreement that would eliminate the need to take the Adverse Action. Notwithstanding any Adverse Action taken by the Withdrawing Party, the Non-Withdrawing Party shall have the option (the "Option"), exercisable in its sole discretion within two business days of written notice of such Adverse Action by the Withdrawing Party (which written notice shall be provided by the Withdrawing Party to the Non-Withdrawing Party promptly, but in any event, within 24 hours, of the Withdrawing Party taking such Adverse Action and shall include a reasonable description of the circumstances related thereto), to cause the Withdrawing Party to submit the matters to be voted on by such stockholders (as contemplated hereby) to the stockholders of the Withdrawing Party at the relevant stockholders meeting and, in connection with such submission, communicate the circumstances under which the matters to be voted on by such stockholders (as contemplated hereby) are being submitted to its stockholders. If the Non-Withdrawing Party exercises the Option within the time permitted, the Non-Withdrawing Party shall no longer be entitled to terminate this Agreement under Section 7.3(b) or Section 7.4(b) below, as applicable. If the Non-Withdrawing Party exercises the Option within the time permitted, the Withdrawing Party shall use its reasonable best efforts, if so requested by the Non-Withdrawing Party, to promptly furnish or cause to be furnished (in such formats, including electronic formats, as the Non-Withdrawing Party or its agents, advisors or attorneys may reasonably request) to the Non-Withdrawing Party and its agents, advisors and attorneys, at the Non-Withdrawing Party's expense, the most current, accurate and complete shareholders lists of the Withdrawing Party, including non-objecting beneficial owner lists, as may be requested by the Non-Withdrawing Party or its agents, advisors or attorneys from time to time so that the Non-Withdrawing Party can solicit proxies from the Withdrawing Party's stockholders. If the Non-Withdrawing Party fails to exercise the Option within the time permitted, the Withdrawing Party may terminate this Agreement at any time after the expiration of the relevant two business day period but prior to obtaining the Company Requisite Vote (if the Withdrawing Party is the Company) or the Parent Requisite Vote (if the Withdrawing Party is Parent) pursuant to Section 7.3(c) or Section 7.4(c) below, as applicable; provided, however, that in the event that the Non-Withdrawing Party proposes to the Withdrawing Party any modifications to the terms of the Merger or this Agreement during such two business day period (the "Modified Terms"), the Withdrawing Party shall not be permitted to terminate this Agreement pursuant to
Section 7.3(c) or Section 7.4(c) below, as applicable, unless and until the Board of Directors of the Withdrawing Party (i) in good faith considers the Modified Terms and (ii) makes a good faith determination, after consultation with its outside legal counsel, that proceeding with a transaction with the Non-Withdrawing Party reflecting the Modified Terms would be inconsistent with its fiduciary obligations under applicable law. If the Non-Withdrawing Party proposes Modified Terms to the Withdrawing Party pursuant to the previous sentence which causes the Withdrawing Party's Board of Directors to reinstate its recommendation regarding this Agreement and the transactions contemplated hereby and to proceed with a transaction with the Non-Withdrawing Party, then in the event that subsequent to the acceptance by the Withdrawing Party of the Modified Terms the Board of Directors of the Withdrawing Party again either (i) withdraws, withholds, modifies, or changes, in a manner adverse to the Non-Withdrawing Party, any approval or recommendation regarding this Agreement or the transactions contemplated hereby or (ii) recommends and declares advisable any Company Superior Proposal or Parent Superior Proposal, as the case may be, then the Non-Withdrawing Party shall again have the right to exercise the Option pursuant to the terms of this Section 5.4(b).

         Section 5.5 FILINGS; REASONABLE BEST EFFORTS.

         (a) Subject to the terms and conditions herein provided, the Company and Parent shall:

                  (i) promptly (but in not more than 10 business days from the date hereof) make their respective filings under the HSR Act with respect to the Merger and thereafter shall promptly make any other required submissions under the HSR Act;

                  (ii) use their reasonable best efforts to satisfy the conditions to closing in Article 6 (including, in the case of the Company, obtaining the opinion described in Section 6.2(b) and, in the case of Parent, obtaining the opinion described in Section 6.3(b)) as promptly as practicable and to cooperate with one another in (1) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby; and (2) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations;

                  (iii) promptly notify each other of any communication concerning this Agreement or the Merger to that party from any governmental authority and permit the other party to review in advance any proposed communication concerning this Agreement or the Merger to any governmental entity;

                  (iv) not agree to participate in any meeting or discussion with any governmental authority in respect of any filings, investigation or other inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate thereat;

                  (v) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any government or regulatory authority or members or their respective staffs on the other hand, with respect to this Agreement and the Merger; and

                  (vi) furnish the other party with such necessary information and reasonable assistance as such other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities, including any filings necessary or appropriate under the provisions of the HSR Act.

         (b) Without limiting Section 5.5(a), Parent and the Company shall:

                  (i) each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the Closing, including defending through litigation on the merits any claim asserted in any court by any party; and

                  (ii) each use reasonable best efforts to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any governmental entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than 60 days following the termination of all applicable waiting periods under the HSR Act, unless the parties are in litigation with the government, in which case at the conclusion of such litigation).

         (c) Neither Parent nor the Company shall, without the other party's prior written consent, commit to any divestitures, licenses, hold separate arrangements or similar matters, including covenants affecting business operating practices (or allow its Subsidiaries to commit to any divestitures, licenses, hold separate arrangements or similar matters) in connection with the transactions contemplated under this Agreement, but the parties shall commit or consent to, and shall use reasonable efforts to effect (and shall cause their Subsidiaries to commit or consent to and use reasonable efforts to effect), any such divestitures, licenses, hold separate arrangements or similar matters as any governmental entity shall request if such divestitures, licenses, hold separate arrangements or similar matters are required by any such governmental entity as a condition to resolving such governmental entity's objections to the Merger or obtaining its approval of the Merger and are contingent upon consummation of the Merger; provided that, notwithstanding anything to the contrary in this Section 5.5(c) or the remainder of this Agreement, neither Parent, the Company nor any of their respective Subsidiaries shall be required to agree (with respect to (x) Parent or its Subsidiaries or (y) the Company or its Subsidiaries) to any divestitures, licenses, hold separate arrangements or similar matters, including covenants affecting business operating practices, if such divestitures, licenses, arrangements or similar matters, individually or in the aggregate, would have or reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect.

         Section 5.6 INSPECTION. From the date hereof to the Effective Time, the Company and Parent shall allow all designated officers, attorneys, accountants and other representatives of the other party access at all reasonable times upon reasonable notice to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of the Company and its Subsidiaries or Parent and its Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 5.6 shall affect any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, no party shall be required to provide any information which it reasonably believes it may not provide to any other party by reason of applicable law, rules or regulations, which that party reasonably believes constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto will make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. The Company and Parent agree that they will not, and will cause their representatives not to, use any information obtained pursuant to this Section 5.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All nonpublic information obtained pursuant to this Section 5.6 shall be governed by the Confidentiality Agreement dated October 25, 2002 between Parent and the Company (the "Confidentiality Agreement").

         Section 5.7 PUBLICITY. The Company and Parent will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

         Section 5.8 REGISTRATION STATEMENT.

         (a) Each of Parent and the Company shall cooperate and as promptly as practicable prepare, and Parent shall file with the SEC as soon as practicable, a Registration Statement on Form S-4 under the Securities Act (the "Registration Statement"), with respect to the Parent Common Stock issuable in the Merger. A portion of the Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of Parent and of the Company in connection with the Merger (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use its reasonable best efforts, and the Company will cooperate with Parent, to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall use its reasonable best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/ Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

         (b) Each of Parent and the Company will use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to its stockholders as promptly as practicable after the date hereof.

         (c) Each of Parent and the Company agrees that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Parent and of the Company, or, in the case of information provided by it for inclusion in the Registration Statement or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 5.9 LISTING APPLICATION. Parent shall use its reasonable best efforts to cause the Parent Common Stock to be issued in the Merger to be approved for listing on the AMEX prior to the Effective Time, subject to official notice of issuance. Parent shall promptly prepare and submit to the AMEX a supplemental listing application covering the shares of Parent Common Stock issuable in the Merger and shares issuable pursuant to Assumed Options (as defined below).

         Section 5.10 INTENTIONALLY OMITTED.

         Section 5.11 AGREEMENTS OF AFFILIATES. Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list identifying all persons who, at the time of the meeting of the Company's stockholders pursuant to Section 5.4, the Company believes may be deemed to be "affiliates" of the Company, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Parent shall be entitled to place restrictive legends on any shares of Parent Common Stock received by such Rule 145 Affiliates. The Company shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent, at or prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit D.

         Section 5.12 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as expressly provided in Section 7.5.

         Section 5.13 INDEMNIFICATION AND INSURANCE.

         (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is immediately prior to the Effective Time, or has been at any time prior to the Effective Time, an officer or director of the Company (or any Subsidiary or division thereof) and each person who immediately prior to the effective time is serving or prior to the Effective Time has served at the request of the Company as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) Parent shall cause the Surviving Corporation to pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Parent, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law, and, if required, upon receipt of any undertaking required by applicable law, and (ii) Parent will, and will cause the Surviving Corporation to, cooperate in the defense of any such matter; provided, however, neither Parent nor the Surviving

Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further that neither Parent nor the Surviving Corporation shall be obligated pursuant to this Section 5.13(a) to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.

         (b) The parties agree that the rights to indemnification hereunder, including provisions relating to advances of expenses incurred in defense of any action or suit, in the certificate of incorporation, bylaws and any indemnification agreement of the Company and its Subsidiaries with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification and advancement of expenses in respect of any Action pending or asserted or claim made within such period shall continue until the disposition of such Action or resolution of such claim.

         (c) For a period of six years after the Effective Time, the Surviving Corporation shall maintain officers' and directors' liability insurance covering the Indemnified Parties who are or at any time prior to the Effective Time were covered by the Company's existing officers' and directors' liability insurance ("D&O Insurance") policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance with respect to acts or omissions, or alleged acts or omissions, prior to the Effective Time (whether claims, actions or other proceedings relating thereto are commenced, asserted or claimed before or after the Effective Time); provided that, after the Effective Time, the Surviving Corporation shall not be required to pay annual premiums in excess of 250% of the 2003 annual premium paid by the Company prior to the date hereof (the amount of which premiums are set forth in the Company Disclosure Letter) (the "Maximum Premium"), but in such case shall purchase as much coverage as reasonably practicable for such amount. Parent shall have the right to cause coverage to be extended under the Company's D&O Insurance by obtaining a six-year "tail" policy on terms and conditions no less advantageous than the Company's existing D&O Insurance, and such "tail" policy shall satisfy the provisions of this Section 5.13(c).

         (d) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, under the DGCL, or otherwise. The provisions of this Section 5.13 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

         (e) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, Parent shall cause proper provision to be made so that the successors and assigns of Parent, as the case may be, shall assume the obligations set forth in this Section 5.13.

         Section 5.14 EMPLOYEE BENEFITS.

         (a) Parent hereby agrees to honor, and agrees to cause its Subsidiaries to honor, all employee benefit plans, contracts, agreements and commitments of the Company or any of its Subsidiaries maintained or entered into by the Company or any of its Subsidiaries prior to the date hereof that apply to any current or former employee or current or former director of the Company or any of its Subsidiaries, including the executive change-in-control severance agreements between the Company and certain of its key employees (copies of which executive change-in-control severance agreements have been furnished to Parent); provided, however, that, except as otherwise expressly provided in this Section 5.14, Parent reserves the right to modify any such plan, contract, agreement or commitment in accordance with its terms.

         (b) Notwithstanding the provisions of Section 5.14(a):

                  (i) Parent and the Company agree that the consummation of the transaction contemplated by this Agreement shall constitute a "Change of Control" as that term is defined in the Ocean Energy, Inc. 2001 Change of Control Severance Plan (the "Company Severance Plan"), and that, to the extent required by Section 4.5 of the Company Severance Plan, such plan shall not be modified with respect to severance benefits payable and Welfare Benefit Coverages provided as a result of Involuntary Terminations occurring before the one-year anniversary of the Effective Time. The Company agrees that, prior to the Effective Time, it shall amend the Company Severance Plan to provide that a transfer between Parent and one of its Subsidiaries or between two of its Subsidiaries at or after the Effective Time shall not constitute a termination of employment resulting in eligibility for severance; provided that if the transfer results in a Change in Duties, any such transfer may be treated as a basis for Involuntary Termination to the extent provided by the terms of the Company Severance Plan, including the definitions of "Involuntary Termination" and "Change in Duties"(as in effect on December 1, 2002).

                  (ii) Parent agrees that for the period beginning at the Effective Time and ending December 31, 2003 (or such later date determined by Parent), the Company and its Subsidiaries (and any successor entities to the Company or any of its Subsidiaries) shall maintain the medical, health, life, and disability insurance plans, and the deferred compensation and retirement plans, as in effect immediately prior to the Effective Time, and prior to January 1, 2004 shall not amend any such plan to reduce any benefit provided under any such plan. With respect to the Company's Retirement Savings Plan, Parent shall cause the Company to make an employer discretionary contribution for 2003 for the eligible participants at the same fraction of their eligible compensation as the Company's discretionary contributions made for 2001 and 2002.

                  (iii) If, during calendar year 2004, the benefits applicable to officers and employees of the Company or its Subsidiaries (and any successor entities to the Company or any of its Subsidiaries) are materially modified then, for the remainder of calendar year 2004, Parent hereby agrees to, and agrees to cause its Subsidiaries to, provide to officers and employees of the Company and its Subsidiaries (and any successor entities to the Company or any of its Subsidiaries) who become or remain regular (full-time) employees of Parent or any of its Subsidiaries (including, without limitation, the Company and any successor entity to the Company for so long as it is a Subsidiary of Parent) employee benefits, no less favorable than those provided by Parent and its Subsidiaries to their similarly situated officers and employees.

                  (iv) Each employee of the Company or its Subsidiaries (and any successor entities to the Company or any of its Subsidiaries) who becomes a participant in any employee benefit plan, program, policy, or arrangement of Parent or any of its Subsidiaries on or after the Effective Time shall be given credit under such plan, program, policy, or arrangement for all service with the Company, any of its Subsidiaries, any of their predecessors to the extent such predecessor employment was recognized by the Company or any of its Subsidiaries, and, if applicable, with Parent or any of its Subsidiaries, prior to becoming such a participant for purposes of eligibility, vesting and benefit determination; provided that this Section 5.14(b)(iv) shall not apply to the determination of accrual service under any defined benefit pension plan as defined in section 3(35) of ERISA (regardless of whether such plan is qualified under Code section 401(a)), and shall not apply to the determination of the right to receive, or the amount of, any retiree or other post-retirement medical service (except for COBRA medical continuation coverage as described in section 4980B of the Code).

                  (v) At such time, if any, as Parent causes an employee of the Company or its Subsidiaries (and any successor entities to the Company or any of its Subsidiaries) to be covered under a group health plan maintained by Parent or one of its Subsidiaries (other than the group health plan maintained by the Company at the Effective Time), Parent shall cause (A) such employee and his or her eligible dependents (including, without limitation, all such dependents of the employee covered immediately prior to such time under the Company's group health plan) to be credited under such Parent or Subsidiary group health plan, for the year during which such coverage under such group health plan begins, with any deductibles and copayments already incurred during such year under the group health plan of the Company (or successor entity to the Company), and (B) such Parent or Subsidiary group health plan to waive any preexisting condition restrictions to the extent necessary to provide immediate coverage (to the extent such preexisting condition restrictions have been waived, or would have been waived, under the Company's group health plan).

                  (vi) Nothing in this Section 5.14(b) shall be construed to restrict the ability of Parent and its Subsidiaries (including, without limitation, the Company and any successor entity to the Company for so long as it is a Subsidiary of Parent) to modify or terminate any plan (at or after the Effective Time) with respect to persons employed at operations outside the United States.

                  (vii) Nothing in this Section 5.14(b) shall be construed as a contract of employment, and this Section 5.14(b) shall not give any employee the right to be retained in the employ of Parent or any of its Subsidiaries. Nothing in this Section 5.14(b) shall be construed to require the provision of coverage or benefits to an employee following termination of employment except to the extent such coverage or benefits is otherwise required pursuant to the terms of the applicable plan or arrangement.

                  (viii) Notwithstanding anything in this Section 5.14 to the contrary, (1) the Average Monthly Compensation used to determine the benefit of each member under the Company's Executive Supplemental Retirement Plan ("ESRP") shall not be less than such members' Average Monthly Compensation as of January 1, 2003, (2) each member shall receive credit, for purposes of vesting in his Accrued Benefit, for his service with Parent and its Subsidiaries (including the Company and its Subsidiaries) following the Effective Time, (3) no amendment may be made to the ESRP that would adversely affect the member's right to continued vesting under the ESRP based on his continued service with the Company and its Subsidiaries, and (4) if the ESRP is terminated, each member who is then an employee of the Parent and its Subsidiaries (including the Company and its Subsidiaries) automatically shall be 100% vested on such termination.

                  (ix) The parties intend and agree that the employees of the Company and its Subsidiaries on the Closing Date are third party beneficiaries with respect to the provisions of this Section 5.14 that are applicable to such employee and shall be entitled to enforce such provisions against the parties.

         (c) Parent and the Company shall take such actions, including (with respect to the Company) the amendment of the options ("Stock Options") to purchase Company Common Shares, and the plans pursuant to which such options have been issued, to permit Parent to assume, and Parent shall assume, effective at the Effective Time, each Option Plan and each Stock Option that remains unexercised in whole or in part as of the Effective Time and substitute shares of Parent Common Stock for the Company Common Shares purchasable under each such assumed option ("Assumed Option"), which assumption and substitution shall be effected as follows:

                  (i) the number of shares of Parent Common Stock purchasable under the Assumed Option shall be equal to 0.414 (to be adjusted appropriately if the Exchange Ratio is adjusted pursuant to Section 2.4) times the number of Company Common Shares underlying the Assumed Option (or that would be purchasable if the option was then vested and exercisable and with any fractional amount rounded to the next lowest share);

                  (ii) the per share exercise price of such Assumed Option shall be an amount (with fractional amounts rounded to the next highest cent) equal to the per share exercise price of the Stock Option being assumed divided by 0.414 (to be adjusted appropriately if the Exchange Ratio is adjusted pursuant to Section 2.4);

                  (iii) Parent will provide each holder of each Stock Option being assumed with a statement showing the converted number of shares, the exercise price, and the expiration date for each Assumed Option;

                  (iv) for any individual whose service is terminated after the Effective Time and, in connection with such termination, such individual is eligible to receive severance benefits, such individual's non-qualified stock options that are exercisable on the date of such individual's termination shall continue to be exercisable during the one-year period following such termination; and

                  (v) any other provisions of each Assumed Option shall remain in effect; provided, however, that in the case of any option to which
         Section 421 of the Code applies by reason of the qualifications under
         Section 422 or 423 of the Code, the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall comply with Section 424(a) of the Code.

         (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Options, and, as soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or other appropriate form) with respect to the shares of Parent Common Stock subject to the Assumed Options, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as any of the Assumed Options remain outstanding.

         (e) Parent agrees that its Board of Directors (or the Compensation Committee thereof) shall, at or prior to the Effective Time, adopt resolutions specifically approving, for purposes of Rule 16b-3 under the Exchange Act, the receipt, pursuant to this Section 5.14, of Assumed Options.

         Section 5.15 REORGANIZATION. From and after the date hereof and until the Effective Time, none of Parent, the Company or any of their respective Subsidiaries shall knowingly (i) take any action, or fail to take any reasonable action, as a result of which the Merger would fail to qualify as a reorganization within the meaning of section 368(a) of the Code or (ii) enter into any contract, agreement, commitment or arrangement to take or fail to take any such action. Following the Effective Time, Parent shall not knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization within the meaning of section 368(a) of the Code (and any comparable provisions of applicable state or local law).

         Section 5.16 DIVIDENDS. The Company shall coordinate with Parent respecting the declaration, setting of record dates and payment dates of dividends on the Company Common Shares so that holders of Company Common Shares do not receive dividends on both Company Common Shares and Parent Common Stock received in the Merger in respect of any calendar quarter or fail to receive a dividend on Company Common Shares or Parent Common Stock received in the Merger in respect of any calendar quarter.

                                   ARTICLE 6
                                   CONDITIONS

         Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver by mutual agreement of the parties at or prior to the Closing Date of the following conditions:

         (a) (i) The Company Requisite Vote shall have been obtained and (ii) the Parent Requisite Vote shall have been obtained.

         (b) (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger shall have expired or been terminated under the HSR Act and

(ii) any mandatory waiting period or required consent under any applicable foreign competition or antitrust law or regulation shall have expired or been obtained except where the failure to observe such waiting period or obtain a consent referred to in this clause (ii) would not reasonably be expected to delay or prevent the consummation of the Merger or have a material adverse effect on the expected benefits of the transactions contemplated by this Agreement to Parent.

         (c) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or foreign, which prohibits the consummation of the Merger, and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the Merger.

         (d) The Registration Statement shall have become effective and no stop order with respect thereto shall be in effect and no proceedings for that purpose shall have been commenced or threatened by the SEC.

         (e) The shares of Parent Common Stock to be issued pursuant to the Merger and shares reserved for issuance pursuant to Assumed Options shall have been authorized for listing on the AMEX, subject to official notice of issuance.

         Section 6.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver by the Company at or prior to the Closing Date of the following conditions:

         (a) Parent and Merger Sub shall have performed in all material respects their respective covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and Merger Sub contained in this Agreement and in any document delivered in connection herewith (i) to the extent qualified by Parent Material Adverse Effect or any other materiality qualification shall be true and correct and (ii) to the extent not qualified by Parent Material Adverse Effect or any other materiality qualification shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), and the Company shall have received a certificate of Parent, executed on its behalf by its President or a Senior Vice President of Parent, dated the Closing Date, certifying to such effect.

         (b) The Company shall have received the opinion of Vinson & Elkins L.L.P. or other nationally recognized tax counsel, acting as counsel to the Company, in form and substance reasonably satisfactory to the Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, a copy of which shall be furnished to Parent, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by the Company or the stockholders of the Company to the extent they receive Parent Common Stock in exchange for Company Common Shares pursuant to the Merger. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the Company, Merger Sub and Parent as to such matters as such counsel may reasonably request.

         (c) The Company Designees shall have been duly elected or appointed as directors of Parent from and after the Effective Time in accordance with Section
1.7 above.

         (d) Either (i) each of the Employment Agreement, as amended by the Employment Agreement Amendment, and the Severance Agreement, as amended by the Severance Agreement Amendment, or (ii) the New Employment Agreement, as applicable, shall not have been repudiated by Parent.

         Section 6.3 CONDITIONS TO OBLIGATION OF PARENT TO EFFECT THE MERGER. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment or waiver by Parent at or prior to the Closing Date of the following conditions:

         (a) The Company shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith (i) to the extent qualified by Company Material Adverse Effect or any other materiality qualification shall be true and correct and (ii) to the extent not qualified by Company Material Adverse Effect or any other materiality qualification shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), and Parent shall have received a certificate of the Company, executed on its behalf by its President or an Executive Vice President of the Company, dated the Closing Date, certifying to such effect.

         (b) Parent shall have received the opinion of Mayer, Brown, Rowe & Maw or other nationally recognized tax counsel, acting as counsel to Parent, in form and substance reasonably satisfactory to Parent, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, a copy of which will be furnished to the Company, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code and (ii) no gain or loss will be recognized by any corporation which is a party to the reorganization. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the Company, Merger Sub and Parent as to such matters as such counsel may reasonably request.

         (c) Each of the members of the Board of Directors of the Company shall have tendered his or her resignation, to be effective as of the Effective Time, in accordance with Section 1.6 above.

         (d) Either (i) each of the Employment Agreement, as amended by the Employment Agreement Amendment, and the Severance Agreement, as amended by the Severance Agreement Amendment, or (ii) the New Employment Agreement, as applicable, shall not have been (1) modified in any way or (2) repudiated by James T. Hackett.

                                   ARTICLE 7
                                   TERMINATION

         Section 7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of the Company and Parent approved by action of their respective Boards of Directors.

         Section 7.2 TERMINATION BY PARENT OR THE COMPANY. At any time prior to the Effective Time, this Agreement may be terminated by the Company or Parent, in either case by action of its Board of Directors, if:

         (a) the Merger shall not have been consummated by September 30, 2003; provided, however, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose failure or whose affiliates' failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the principal cause of, or resulted in, the failure of the Merger to occur on or before such date; or

         (b) the Company Requisite Vote shall not have been obtained at a meeting (including adjournments and postponements) of the Company's stockholders duly convened for the purpose of obtaining the Company Requisite Vote; or

         (c) the Parent Requisite Vote shall not have been obtained at a meeting (including adjournments and postponements) of Parent's stockholders duly convened for the purpose of obtaining the Parent Requisite Vote; or

         (d) a United States federal or state court or foreign court of competent jurisdiction or United States federal or state or foreign governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (including the enactment of any statute, rule, regulation, decree or executive order) permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action (including the enactment of any statute, rule, regulation, decree or executive order) shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have complied with Section 5.5 and with respect to other matters not covered by Section 5.5 shall have used its reasonable best efforts to remove such injunction, order or decree.

         Section 7.3 TERMINATION BY THE COMPANY. At any time prior to the Effective Time, this Agreement may be terminated by the Company, by action of its Board of Directors, if:

         (a) (i) there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Parent by the Company; provided, however, that the right to terminate this Agreement pursuant to this Section 7.3(a) shall not be available to the Company if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 6.3(a) shall not be satisfied;

         (b) prior to obtaining the Parent Requisite Vote, the Board of Directors of Parent shall have withdrawn, modified, withheld or changed, in a manner adverse to the Company, such Board's approval or recommendation of this Agreement or the Merger, or recommended a Parent Superior Proposal, or resolved to do any of the foregoing; provided that the Company may not exercise this right of termination if it exercises the Option or the circumstances giving rise to the right to terminate under this Section 7.3(b) are no longer in effect because the parties are proceeding on Modified Terms; or

         (c) prior to obtaining the Company Requisite Vote, (i) the Company is the Withdrawing Party pursuant to Section 5.4(b), (ii) Parent had the right to exercise the Option and (iii) Parent did not exercise the Option within the time in which it had the right to do so (it being understood that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.3(c) unless and until the Company shall have paid Parent any amounts due under
Section 7.5(a)).

         Section 7.4 TERMINATION BY PARENT. At any time prior to the Effective Time, this Agreement may be terminated by Parent, by action of its Board of Directors, if:

         (a) (i) there has been a breach by the Company of any representation, warranty covenant or agreement set forth in this Agreement or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company; provided, however, that the right to terminate this Agreement pursuant to this Section 7.4(a) shall not be available to Parent if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 6.2(a) shall not be satisfied;

         (b) prior to obtaining the Company Requisite Vote, the Board of Directors of the Company shall have withdrawn, modified, withheld or changed, in a manner adverse to Parent, the Board's approval or recommendation of this Agreement or the Merger, or recommended a Company Superior Proposal, or resolved to do any of the foregoing; provided that Parent may not exercise this right of termination if it exercises the Option or the circumstances giving rise to the right to terminate under this Section 7.4(b) are no longer in effect because the parties are proceeding on Modified Terms; or

         (c) prior to obtaining the Parent Requisite Vote, (i) Parent is the Withdrawing Party pursuant to Section 5.4(b), (ii) the Company had the right to exercise the Option and (iii) the Company did not exercise the Option within the time in which it had a right to do so (it being understood that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.4(c) unless and until Parent shall have paid the Company any amounts due under
Section 7.5(b)).

         Section 7.5 EFFECT OF TERMINATION.

         (a) If this Agreement is terminated

                  (i) by the Company or Parent, after the public announcement of a Company Acquisition Proposal or after Parent has exercised the Option, pursuant to Section 7.2(b);

                  (ii) by Parent pursuant to Section 7.4(b); or

                  (iii) by the Company pursuant to Section 7.3(c);

then the Company shall pay Parent the Company Termination Amount (as defined below) and, in addition, reimburse Parent for all expenses incurred by Parent in connection with this Agreement up to the Reimbursement Maximum Amount (as defined below) prior to or upon termination of this Agreement. All payments under this Section 7.5(a) shall be made in cash by wire transfer to an account designated by Parent at the time of such termination (or, in the case of a termination pursuant to Section 7.3(c), prior to such termination). The term "Company Termination Amount" shall mean $139,000,000; provided, however, that if, upon the termination of this Agreement by the Company or Parent pursuant to
Section 7.2(b) after the public announcement of a Company Acquisition Proposal, the Board of Directors of the Company shall not have (x) withdrawn, withheld, modified or changed, in a manner adverse to Parent, the Board's approval or recommendation of this Agreement or the Merger, (y) recommended a Company Superior Proposal or (z) resolved to do any of the foregoing, then the "Company Termination Amount" shall mean $69,500,000 plus, if (x) the Company executes and delivers an agreement with respect to any Company Acquisition (as defined below) or (y) a Company Acquisition is consummated, in any such case within 12 months from the date of termination, an additional $69,500,000 (which additional amount shall be paid promptly by wire transfer to an account designated by Parent). If the Board of Directors of the Company recommends the acceptance by the stockholders of the Company of a third-party tender or exchange offer for Company Common Shares, such recommendation shall have the same consequences for purposes of this paragraph as though an agreement with respect to a Company Acquisition had been executed and delivered. For purposes hereof, "Company Acquisition" means (i) a consolidation, exchange of shares or merger of the Company with any person, other than Parent or one of its Subsidiaries or any of the Company's Subsidiaries, and, in the case of a merger, in which the Company shall not be the continuing or surviving corporation, (ii) a merger of the Company with a person, other than Parent or one of its Subsidiaries or any of the Company's Subsidiaries, in which the Company shall be the continuing or surviving corporation but the then outstanding Company Common Shares shall be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property or the Company Common Shares outstanding immediately before such merger shall after such merger represent less than 50% of the voting stock of the Company outstanding immediately after the merger, (iii) the acquisition of beneficial ownership of 50% or more of the voting stock of the Company by any person (as such term is used under Section 13(d) of the Exchange Act), or (iv) a sale, lease or other transfer of 50% or more of the assets, net revenues or net operating income of the Company and its Subsidiaries, taken as a whole, to any person, other than Parent or one of its Subsidiaries or any of the Company's Subsidiaries. The term "Reimbursement Maximum Amount" shall mean $10,000,000. In addition, the Company shall reimburse Parent for all expenses incurred by

Parent in connection with this Agreement up to the Reimbursement Maximum Amount if this Agreement has been terminated pursuant to Section 7.2(b) even if Parent is not entitled to any Company Termination Amount under this Section 7.5(a). The Company acknowledges that the agreements contained in this Section 7.5(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 7.5(a), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the payment set forth in this Section 7.5(a), the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the Company Termination Amount and other amounts to be reimbursed to Parent under this Section 7.5(a) from the date payment was required to be made until the date of such payment at the prime rate of JPMorgan Chase Bank in effect on the date such payment was required to be made plus one percent (1%). If this Agreement is terminated pursuant to a provision that calls for a payment to be made under this Section 7.5(a), it shall not be a defense to the Company's obligation to pay hereunder that this Agreement could have been terminated under a different provision or could have been terminated at an earlier or later time.

                  (b) If this Agreement is terminated

                  (i) by the Company or Parent, after the public announcement of a Parent Acquisition Proposal or after the Company has exercised the Option, pursuant to Section 7.2(c);

                  (ii) by the Company pursuant to Section 7.3(b); or

                  (iii) by Parent pursuant to Section 7.4(c);

then Parent shall pay the Company the Parent Termination Amount (as defined below) and, in addition, reimburse the Company for all expenses incurred by the Company in connection with this Agreement up to the Reimbursement Maximum Amount prior to or upon the termination of this Agreement. All payments under this
Section 7.5(b) shall be made in cash by wire transfer to an account designated by the Company at the time of such termination (or, in the case of a termination pursuant to Section 7.4(c), prior to such termination). The term "Parent Termination Amount" shall mean $139,000,000; provided, however, that if, upon termination of this Agreement by the Company or Parent pursuant to Section 7.2(c) after the public announcement of a Parent Acquisition Proposal, the Board of Directors of Parent shall not have (x) withdrawn, withheld, modified or changed, in a manner adverse to the Company, the Board's approval or recommendation of this Agreement or the Merger, (y) recommended a Parent Superior Proposal or (z) resolved to do any of the foregoing, then the "Parent Termination Amount" shall mean $69,500,000 plus, if (x) Parent executes and delivers an agreement with respect to any Parent Acquisition (as defined below) or (y) a Parent Acquisition is consummated, in any such case, within 12 months from the date of termination, an additional $69,500,000 (which additional amount shall be paid promptly by wire transfer to an account designated by the Company). If the Board of Directors of Parent recommends the acceptance by the stockholders of Parent of a third-party tender or exchange offer for shares of Parent Common Stock, such recommendation shall have the same consequences for purposes of this paragraph as though an agreement with respect to a Parent Acquisition had been executed and delivered. For purposes hereof, "Parent

Acquisition" means (i) a consolidation, exchange of shares or merger of Parent with any person, other than the Company or one of its Subsidiaries or any of Parent's Subsidiaries, and, in the case of a merger, in which Parent shall not be the continuing or surviving corporation, (ii) a merger of Parent with a person, other than the Company or one of its Subsidiaries or any of Parent's Subsidiaries, in which Parent shall be the continuing or surviving corporation but the then outstanding shares of Parent Common Stock shall be changed into or exchanged for stock or other securities of Parent or any other person or cash or any other property or the shares of Parent Common Stock outstanding immediately before such merger shall after such merger represent less than 50% of the voting stock of Parent outstanding immediately after the merger, (iii) the acquisition of beneficial ownership of 50% or more of the voting stock of Parent by any person (as such term is used under Section 13(d) of the Exchange Act), or (iv) a sale, lease or other transfer of 50% or more of the assets, net revenues or net operating income of Parent and its Subsidiaries, taken as a whole, to any person, other than the Company or one of its Subsidiaries or any of Parent's Subsidiaries. In addition, Parent shall reimburse the Company for all expenses incurred by the Company in connection with this Agreement up to the Reimbursement Maximum Amount if this Agreement has been terminated pursuant to
Section 7.2(c) even if the Company is not entitled to any Parent Termination Amount under this Section 7.5(b). Parent acknowledges that the agreements contained in this Section 7.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails promptly to pay any amount due pursuant to this Section 7.5(b), and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent for the payment set forth in this Section 7.5(b), Parent shall pay to the Company its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the Parent Termination Amount and other amounts to be reimbursed to the Company under this Section 7.5(b) from the date payment was required to be made until the date of such payment at the prime rate of JPMorgan Chase Bank in effect on the date such payment was required to be made plus one percent (1%). If this Agreement is terminated pursuant to a provision that calls for a payment to be made under this Section 7.5(b), it shall not be a defense to Parent's obligation to pay hereunder that this Agreement could have been terminated under a different provision or could have been terminated at an earlier or later time.

         Section 7.6 EFFECT OF VOTE. Any right to terminate this Agreement provided under Sections 7.1, 7.2(a), 7.2(d), 7.3(a) or 7.4(a) hereunder shall be effective notwithstanding whether the Company Requisite Vote or the Parent Requisite Vote has been obtained. Any right to terminate this Agreement provided under Sections 7.2(b) or 7.4(b) hereunder shall be effective notwithstanding whether the Parent Requisite Vote has been obtained. Any right to terminate this Agreement provided under Sections 7.2(c) or 7.3(b) hereunder shall be effective notwithstanding whether the Company Requisite Vote has been obtained.

                                   ARTICLE 8
                               GENERAL PROVISIONS

         Section 8.1 SURVIVAL. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to Article 7, all rights and obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to Section 7.5 and Section 5.12 and except for the provisions of Sections 8.3, 8.4, 8.6, 8.8, 8.9, 8.11, 8.12 and 8.13 and the

Confidentiality Agreement; provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its covenants or agreements set forth in this Agreement and, subject to Section 8.12, all rights and remedies of such nonbreaching party under this Agreement in the case of such a breach, at law or in equity, shall be preserved. The parties hereto agree that, if this Agreement has been terminated, any remedy or amount payable pursuant to Section 7.5 or Section 5.12 shall be the sole and exclusive remedy of the party receiving payment thereunder unless the other party is in material and willful breach of any of its covenants and agreements set forth in this Agreement.

         (a) None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger; provided, however, that Article 2, this
Article 8 and the agreements contained in Sections 5.11-5.14 shall survive the consummation of the Merger, unless otherwise provided herein.

         Section 8.2 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

         (a) if to Parent or Merger Sub:

             Devon Energy Corporation
             20 North Broadway
             Suite 1500
             Oklahoma City, Oklahoma  73102
             Facsimile: (405) 552-4550
             Attn: Duke R. Ligon
                   Senior Vice President and General Counsel

             with a copy to:

             Mayer, Brown, Rowe & Maw
             190 South LaSalle Street
             Chicago, Illinois  60603
             Facsimile: (312) 701-7711
             Attn: Scott J. Davis
                   James T. Lidbury

         (b) if to the Company:

             Ocean Energy, Inc.
             1001 Fannin
             Suite 1600
             Houston, Texas  77002
             Facsimile: (713) 265-8840
             Attn: Robert K. Reeves
                   Executive Vice President and General Counsel

             with a copy to:

             Vinson & Elkins L.L.P.
             2300 First City Tower
             1001 Fannin
             Houston, Texas  77002
             Facsimile: (713) 758-2346
             Attn: T. Mark Kelly
                   David P. Oelman

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

         Section 8.3 ASSIGNMENT; BINDING EFFECT; BENEFIT. Except as provided in
Section 1.1 hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for the provisions of Article 2 and as provided in Section 5.13 and Section 5.14, notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 8.4 ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreement (other than Sections 9 and 10 thereof, which are hereby suspended and shall be of no further force or effect during the term of this Agreement, but shall come back into effect if this Agreement is terminated without the consummation of the Merger), the exhibits to this Agreement, the Company Disclosure Letter, the Parent Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT, MERGER SUB NOR THE COMPANY MAKES ANY OTHER

REPRESENTATIONS OR WARRANTIES AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY OTHER PARTY OR ANY OTHER PARTY'S REPRESENTATIVES OF ANY DOCUMENT OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

         Section 8.5 AMENDMENTS. This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company or Parent, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.6 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH OF THE COMPANY, MERGER SUB AND PARENT HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COMPETENT COURTS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA, IN EITHER CASE LOCATED IN WILMINGTON, DELAWARE (THE "DELAWARE COURTS") FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE DELAWARE COURTS AND AGREES NOT TO PLEAD OR CLAIM IN ANY DELAWARE COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         Section 8.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

         Section 8.8 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

         Section 8.9 INTERPRETATION. In this Agreement:

         (a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         (b) The words "include", "includes" and "including" are not limiting.

         (c) The phrase "to the knowledge of" and similar phrases relating to knowledge of the Company or Parent, as the case may be, shall mean the actual knowledge of its executive officers.

         (d) "Material Adverse Effect" with respect to the Company or Parent shall mean a material adverse effect respecting (a) the business, assets and liabilities (taken together) or financial condition of a party and its Subsidiaries on a consolidated basis or (b) the ability of the party to consummate the transactions contemplated by this Agreement or fulfill the conditions to closing set forth in Article 6, except to the extent (in the case of either clause (a) or clause (b) above) that such adverse effect results from
(i) general economic, regulatory or political conditions or changes therein in the United States or the other countries in which such party operates; (ii) financial or securities market fluctuations or conditions; (iii) changes in, or events or conditions affecting, the oil and gas industry generally; (iv) the announcement or pendency of the Merger or compliance with the terms and conditions of Section 5.1 hereof; or (v) stockholder class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement. "Company Material Adverse Effect" and "Parent Material Adverse Effect" mean a Material Adverse Effect with respect to the Company and Parent, respectively.

         (e) "Person" or "person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization.

         (f) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

         Section 8.10 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. The failure of any party to this Agreement to assert any of its rights under this Agreement shall not constitute a waiver of such rights.

         Section 8.11 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 8.12 ENFORCEMENT OF AGREEMENT; LIMITATION ON DAMAGES. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity. IN NO EVENT SHALL ANY PARTY BE LIABLE IN RESPECT OF THIS AGREEMENT FOR PUNITIVE OR EXEMPLARY DAMAGES.

         Section 8.13 OBLIGATION OF MERGER SUB. Whenever this Agreement requires Merger Sub (or its successors) to take any action prior to the Effective Time, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action and a guarantee of the performance thereof.

         Section 8.14 EXTENSION; WAIVER. At any time prior to the Effective Time, each party may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                    DEVON ENERGY CORPORATION



                                    By:    /s/ J. LARRY NICHOLS
                                        ---------------------------------------
                                    Name:  J. Larry Nichols
                                    Title: Chairman of the Board, President and
                                           Chief Executive Officer


                                    DEVON NEWCO CORPORATION



                                    By:    /s/ J. LARRY NICHOLS
                                        ---------------------------------------
                                    Name:  J. Larry Nichols
                                    Title: President


                                    OCEAN ENERGY, INC.



                                    By:    /s/ JAMES T. HACKETT
                                        ---------------------------------------
                                    Name:  James T. Hackett
                                    Title: Chairman of the Board, President and
                                           Chief Executive Officer

                                                                       EXHIBIT A


                          CERTIFICATE OF INCORPORATION
                               OCEAN ENERGY, INC.

                                   ARTICLE I
                                      NAME

         The name of the corporation is Ocean Energy, Inc. (the "Corporation").

                                   ARTICLE II
                                REGISTERED AGENT

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III
                                     PURPOSE

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                  CAPITAL STOCK

         The total number of shares of capital stock which the Corporation shall have authority to issue is 51,000 shares, consisting of 50,000 shares of Preferred Stock of the par value of $1.00 per share and 1,000 shares of Common Stock of the par value of $.01 per share.

         The following is a statement fixing certain of the designations and powers, voting powers, preferences, and relative, participating, optional or other rights of the Preferred Stock and the Common Stock of the Corporation, and the qualifications, limitations or restrictions thereof, and the authority with respect thereto expressly granted to the Board of Directors of the Corporation to fix any such provisions not fixed by this Certificate of Incorporation:

A.       Preferred Stock

         The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issuance of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The powers, voting powers, designations, preferences, and relative, participating, optional or other rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, of such powers, preferences and/or rights (collectively the "Series Terms"), shall be such as are stated and expressed in a resolution or resolutions providing for the creation or revision of such Series Terms (a "Preferred Stock Series Resolution") adopted by the Board of Directors (or a committee of the Board of Directors to which such responsibility is specifically and lawfully delegated). The powers of the Board with respect to the Series Terms of a particular series shall include, but not be limited to, determination of the following:

         (i) The number of shares constituting that series and the distinctive designation of that series, or any increase or decrease (but not below the number of shares thereof then outstanding) in such number;

         (ii) The dividend rate or method of determining dividends on the shares of that series, any conditions upon which such dividends shall be payable, and the date or dates or the method for determining the date or dates upon which such dividends shall be payable, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (iii) The voting rights and powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors (or such committee of the Board of Directors, as the case may be) adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock;

         (iv) Whether that series shall have conversion or exchange privileges with respect to shares of any other class or classes of stock or of any other series of any class of stock, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate upon occurrence of such events as the Board of Directors shall determine;

         (v) Whether the shares of that series shall be redeemable, and, if so, the price or prices and the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (vi) Whether that series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms, conditions and amount of such sinking fund;

         (vii) The rights, if any, of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

         (viii) The conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation;

         (ix) The conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distribution of assets upon liquidation; and

         (x) Any other designations, powers, preferences, and relative, participating, optional or other rights, including, without limitation, any qualifications, limitations, or restrictions thereof.

         Subject to the provisions of this Article IV, shares of one or more series of Preferred Stock may be authorized or issued from time to time as shall be determined by and for such consideration as shall be fixed by the Board of Directors (or a designated committee thereof), in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holder is required pursuant to any Preferred Stock Series Resolution. Except as required by law, holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. Except in respect of series particulars fixed by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

         B.       Common Stock

         (i) Subject to the provisions of any Preferred Stock Series Resolution, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock of the Corporation.

         (ii) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and payment or setting aside for payment of any preferential amount due to the holders of any other class or series of stock, the holders of the Common Stock shall be entitled to receive ratably any or all assets remaining to be paid or distributed.

         (iii) Subject to any special voting rights set forth in any Preferred Stock Series Resolution, the holders of the Common Stock of the Corporation shall be entitled at all meetings of stockholders to one vote for each share of such stock held by them. Except as may be provided in a Preferred Stock Series Resolution, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.

         C.       No Preemptive Rights

         No holder of shares of stock of the Corporation shall have any preemptive or other rights, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as to which the Corporation shall have by binding contract agreed.

         D.       Registered Owner

         The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                   ARTICLE V
                               BOARD OF DIRECTORS

         The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         The number and terms of the Board of Directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the Board of Directors shall be as follows:

         (i) Subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation otherwise provide.

         (ii) Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may only be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, or by the sole remaining director (but not by the stockholders except as required by law), and each director shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors and until his successor is elected and qualified or until his earlier death, resignation, or removal from office.

         Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect one or more directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of such series of Preferred Stock.

                                   ARTICLE VI
                                 INDEMNIFICATION

         The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his acting as a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors of the Corporation. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Article VI shall be deemed to be a contract between the Corporation and each person referred to herein.

                                  ARTICLE VII
                         LIMITED LIABILITY OF DIRECTORS

         No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article VII shall be prospective only, and neither the amendment, modification nor repeal of this
Article VII shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VII would accrue or arise, prior to such amendment, modification or repeal. If the General Corporation Law of the State of Delaware hereafter is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time.

                                  ARTICLE VIII
                              POWER TO AMEND BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the Bylaws of the Corporation may be altered, amended or repealed and new Bylaws may be adopted by (i) the Board of Directors in accordance with the Bylaws or (ii) the stockholders of the Corporation by an affirmative vote of the holders of at least a majority of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted thereon, voting together as a single class.

                                   ARTICLE IX
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         Subject to the provisions of this Certificate of Incorporation and applicable law, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX.

                                                                       Exhibit D


                       FORM OF COMPANY AFFILIATE'S LETTER

         This SHAREHOLDER AGREEMENT, dated as of _________, 2003 (this "Agreement") is among Devon Energy Corporation, a Delaware corporation ("Parent"), and the undersigned shareholder ("Shareholder") of Ocean Energy, Inc., a Delaware corporation (the "Company"). Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

                                    RECITALS

         A. Parent, Devon NewCo Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger, dated as of February 23, 2003 (the "Merger Agreement"), pursuant to which Merger Sub will merge (the "Merger") with and into the Company, with the Company surviving the Merger.

         B. Pursuant to the Merger Agreement, at the Effective Time, outstanding Company Common Shares will be converted into shares of Parent Common Stock;

         C. The execution and delivery of this Agreement by Shareholder is a material inducement to Parent to enter into the Merger Agreement; and

         D. Shareholder has been advised that Shareholder may be deemed to be an "affiliate" of the Company, as such term is used (i) for purposes of paragraphs
(c) and (d) of Rule 145 of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1. Acknowledgments by Shareholder. Shareholder acknowledges and understands that the representations, warranties and covenants made by Shareholder set forth in this Agreement will be relied upon by Parent, the Company, and their respective affiliates and counsel, and that substantial losses and damages may be incurred by such persons if Shareholder's representations, warranties or covenants are breached. Shareholder has carefully read this Agreement and the Merger Agreement and has consulted with such legal counsel and financial advisers as Shareholder has deemed appropriate in connection with the execution of this Agreement.

         2.       Compliance with Rule 145 and the Act.

         (a) Shareholder has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement filed by Parent on Form S-4, and the resale of such shares will be subject to the restrictions set forth in Rule 145 under the Act unless such shares are otherwise transferred

                                  Exhibit D-1
pursuant to an effective registration statement under the Act or an appropriate exemption from registration, and (ii) Shareholder may be deemed to be an affiliate of the Company. Shareholder accordingly agrees not to sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to Shareholder in the Merger, unless (i) such sale, pledge, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Act, (ii) such sale, pledge, transfer or other disposition is made pursuant to an effective registration statement under the Act, or (iii) Shareholder delivers to Parent a written opinion of counsel, in form and substance reasonably acceptable to Parent to the effect that such sale, pledge, transfer or other disposition is otherwise exempt from registration under the Act.

         (b) Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Shareholder pursuant to the Merger and there will be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, legends stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES, AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, IN FORM AND SUBSTANCE TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend), and Parent shall so instruct its transfer agent, if a registration statement respecting the sale of the shares has been declared effective under the Act or if Shareholder delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably acceptable to Parent to the effect that sale of the shares by the holder thereof is no longer subject to Rule 145.

         3.       Miscellaneous.

         (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Delivery of an executed counterpart of this Agreement by facsimile shall be effective to the fullest extent permitted by applicable law.

         (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used in this Agreement, the term "successors and assigns" means, where the context to permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

         (c) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware.


                                  Exhibit D-2

The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in either case located in Wilmington, Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

         (d) If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated.

         (e) Counsel to the parties to the Merger Agreement shall be entitled to rely upon this Agreement as needed.

         (f) This Agreement shall not be modified or amended, or any right waived or any obligations excused, except by a written agreement signed by both parties.

         (g) Notwithstanding any other provision contained in this Agreement, this Agreement and all obligations under this Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

         (h) From and after the Effective Time of the Merger and as long as is necessary in order to permit Shareholder to sell Parent Common Stock held by Shareholder pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent will file on a timely basis all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same shall be in effect at the time, and shall otherwise make available adequate public information regarding Parent in such manner as may be required to satisfy the requirements of paragraph (c) of Rule 144 under the Act.

                            [SIGNATURE PAGE FOLLOWS]


                                  Exhibit D-3

         IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.



                                           DEVON ENERGY CORPORATION, a Delaware
                                           corporation

                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:



                                           SHAREHOLDER

                                           ------------------------------------

                                           Name:

                                           Number of Shares Owned:
                                                                  -------------

                                           Number of Shares Issuable upon
                                           Exercise of Stock Options:
                                                                     ----------



                                  Exhibit D-4